                              PROVIDENT MUTUAL LIFE
                              INSURANCE COMPANY OF
                                  PHILADELPHIA

                           PHILADELPHIA, PENNSYLVANIA

INSURED 1         JOHN DOE        35, MALE              ISSUE AGE/SEX
INSURED 2         JANE DOE        35, FEMALE            ISSUE AGE/SEX

POLICY NUMBER     9,0O0,000       01-01-1996            POLICY ISSUE DATE

FACE AMOUNT       $200,000        01-01-1996            POLICY DATE

DEATH BENEFIT     OPTION A

PROVIDENT MUTUAL LIFE INSURANCE COMPANY OF PHILADELPHIA agrees:

   - To pay the Beneficiary of this Policy the Insurance Proceeds upon receipt of due proof of the death of both Insureds;

   - To provide you (the Policy Owner) with the other rights and benefits under this Policy. These agreements are subject to the provisions of this Policy. The Policy does not pay a benefit upon the death of the first of the Insureds to die, but only upon the death of the last surviving Insured.

THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE INSURANCE COVERAGE, OR BOTH, MAY BE VARIABLE OR FIXED, AS DESCRIBED ON PAGE 10.

THE PORTION OF THE POLICY ACCOUNT VALUE THAT IS IN A SEPARATE ACCOUNT MAY INCREASE OR DECREASE, DEPENDING UPON THE UNIT VALUE OF SUCH SEPARATE ACCOUNT, WHICH IN TURN DEPENDS UPON THE INVESTMENT EXPERIENCE OF THE CORRESPONDING PORTFOLIO OF A DESIGNATED INVESTMENT COMPANY. THE INVESTMENT OPTIONS FOR THIS POLICY ARE DESCRIBED ON PAGE 6. THERE IS NO GUARANTEED MINIMUM FOR THE PORTION OF YOUR POLICY ACCOUNT VALUE IN THE SEPARATE ACCOUNTS.

The portion of the Policy Account Value that is in the Guaranteed Account and the Loan Account will accumulate, after deductions, at rates of interest we determine. Such rates will not be less than 4% a year.

Please read this Policy with care. A guide to its provisions is on the last page. A description is on page 2. Any additional benefit riders and copies of the Applications are included in this Policy after page 20.

                 This is a legal contract between the Owner and
            Provident Mutual Life Insurance Company of Philadelphia.

                           READ THIS POLICY CAREFULLY

RIGHT TO EXAMINE POLICY. YOU MAY EXAMINE THIS POLICY AND IF FOR ANY REASON YOU ARE NOT SATISFIED WITH IT, YOU MAY CANCEL IT BY RETURNING THE POLICY TO US WITH A WRITTEN REQUEST NO LAW THAN: (a) 10 DAYS AFTER YOU RECEIVE IT., (b) OR 45 DAYS AFTER PART I OF THE APPLICATION WAS SIGNED. ALL YOU HAVE TO DO IS TAKE THIS POLICY OR MAIL IT TO OUR HOME OFFICE AT 1600 MARKET STREET. PHILADELPHIA, PENNSYLVANIA 19103, OR TO ONE OF OUR OFFICES OR TO THE REPRESENTATIVE WHO SOLD IT TO YOU. IF YOU DO THIS, WE WILL REFUND AN AMOUNT EQUAL TO: (a) THE DIFFERENCE BETWEEN THE PREMIUMS YOU PAID (INCLUDING ANY FEES AND CHARGES) AND THE SUM OF THE AMOUNTS ALLOCATED TO THE GUARANTEED ACCOUNT AND THE SEPARATE ACCOUNTS; PLUS
(b) THE VALUE OF THE AMOUNTS ALLOCATED TO THE GUARANTEED ACCOUNT INCLUDING ANY INTEREST ACCUMULATED TO THE DATE YOU RETURN THE POLICY TO US; PLUS (c) THE VALUE OF THE AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNTS INCLUDING THE NET INVESTMENT EXPERIENCE OF SUCH SEPARATE ACCOUNTS TO THE DEFT YOU RETURN THE POLICY TO US; PLUS (d) ANY FEES OR CHARGES IMPOSED ON THE AMOUNTS ALLOCATED TO THE GUARANTEED ACCOUNT OR THE SEPARATE ACCOUNTS.

Attest                                     /s/ Robert W. Kloss
                                           -------------------------------------
                                           President and Chief Executive Officer
              Registrar

[LOGO]                                                                    [LOGO]

                                  VARIABLE LIFE

    Flexible Premium Adjustable Survivorship Variable Life Insurance Policy. Insurance Proceeds payable upon death of the last surviving Insured before Final Policy bate. Policy Account Value payable on Final Policy Date. Values provided by this Policy are based on declared interest rates of the Guaranteed and Loan
       Accounts and on the investment experience of the Separate Accounts
                                 Participating.

                               POLICY DESCRIPTION

This is a flexible premium adjustable survivorship variable life insurance policy.

Net premiums are allocated at your direction to one or more of the Separate Accounts arid/or the Guaranteed Account.

The Separate Accounts invest in securities and other investments whose value is subject to market fluctuation and investment risk. There is no guarantee of principal or investment return.

The Guaranteed Account earns interest at rates We declare in advance. The rates are guaranteed to equal or exceed 4%, The principal, after deductions, is also guaranteed.

The duration of life insurance coverage depends on the Net Cash Surrender Value except that during the first two Policy Years, your Policy will remain in force if the sum of the premiums paid less loans and partial withdrawals equals or exceeds the Minimum Guarantee Premium,

If Death Benefit Option A has been selected, the death benefit is the Face Amount of this Policy and the amount of the death benefit is fixed, except where it is a percentage of the Policy Account Value. If Death Benefit Option B has been selected, the death benefit is the Face Amount of this Policy plus the Policy Account Value. The amount of the death benefit under Option B is variable. Under either Option, the death benefit will not be less than a percentage of the Policy Account Value.

To compute the Insurance Proceeds payable upon the death of the last surviving Insured, we start with the death benefit and adjust this amount if there is a loan.

We make monthly deductions from the Policy Account Value to cover the cost of benefits provided under this Policy, including the cost of any benefits provided by rider. We will allocate such deductions to the Separate Accounts and the Guaranteed Account in accordance with your instructions.

If you surrender this Policy for its Net Cash Surrender Value or reduce the Face Amount of insurance during the first 15 Policy Years, we will deduct any applicable surrender charges from the Policy Account Value.

We will pay the proceeds under this Policy in one sum unless a Payment Option is in force. if you elect a Payment Option, it will apply to payment of the Net Cash Surrender Value if you surrender this Policy or to the Insurance Proceeds paid to the Beneficiary when the last surviving Insured dies. If a Payment Option is not in force when the last surviving Insured dies, the Beneficiary will be able to elect a Payment Option for Insurance Proceeds,

If this Policy lapses, coverage will end. If such occurs, you may be able to reinstate this Policy within three full years with full benefits.

As Policy Owner, you have these rights in this Policy, among others, subject to the terms, conditions and limits in this Policy:

         -        You may make premium payments at any time and of any amount.

         - You may change the allocation of premiums and deductions among your investment options,

         -        You may decrease the Face Amount of insurance.

         -        You may change the Death Benefit Option.

         -        You may transfer amounts among your investment options.

         -        You may borrow on this Policy.

         -        You may make a partial withdrawal of the Net Cash Surrender
                  Value.

         -        You may surrender this policy for its Net Cash Surrender
                  Value.

         - You may change the Beneficiary of the Insurance Proceeds of this Policy.

         -        You may assign this Policy and change the Owner.

This is only a summary of what the policy provides. You should read the entire policy carefully as its terms govern your rights and our obligations.

                                 POLICY SCHEDULE

INSURED 1               JOHN DOE          35, MALE               ISSUE AGE/SEX
INSURED 2               JANE DOE          35, FEMALE             ISSUE AGE/SEX

POLICY NUMBER           9,000,000         01-01-1996             POLICY ISSUE DATE

FACE AMOUNT             $200,000          01-01-1996             POLICY DATE

DEATH BENEFIT           OPTION A          01-01-2061             FINAL POLICY DATE

PREMIUM CLASS

         INSURED 1    STANDARD SMOKER

         INSURED 2    STANDARD SMOKER

BENEFITS

FLEXIBLE PREMIUM SURVIVORSHIP VARIABLE LIFE INSURANCE -
       INITIAL FACE AMOUNT $200,000

RIDER - GUARANTEED MINIMUM DEATH BENEFIT

RIDER - $1 00,000 CONVERTIBLE TERM LIFE INSURANCE - INSURED 1
       RIDER CLASS - STANDARD SMOKER

RIDER - 4 YEAR SURVIVORSHIP TERM LIFE INSURANCE

THIS POLICY PROVIDES LIFE INSURANCE COVERAGE ON THE INSUREDS UNTIL THE FINAL POLICY DATE, PROVIDED THE NET CASH SURRENDER VALUE IS SUFFICIENT TO COVER THE DEDUCTIONS FOR THE COST TO THAT DATE OF THE BENEFITS OF THIS POLICY AND OF ANY RIDERS. YOU MAY HAVE TO PAY MORE THAN THE PREMIUMS SHOWN BELOW TO KEEP THIS POLICY AND COVERAGE IN FORCE TO THAT DATE, AND TO KEEP ANY ADDITIONAL RIDERS IN FORCE.

MINIMUM INITIAL PREMIUM - $1,019.50

PLANNED PERIODIC PREMIUM - $2,000.00 PAYABLE YEARLY

MINIMUM ANNUAL PREMIUM - $1,019.50
MINIMUM PAYMENT - $25.00

MINIMUM FACE AMOUNT - $200,000

PARTIAL WITHDRAWAL - MINIMUM AMOUNT $1,500

TRANSFERS - MINIMUM AMOUNT $1,000

POLICY LOAN - FIXED 6% POLICY LOAN INTEREST RATE
       MINIMUM LOAN AMOUNT $500

                                 POLICY SCHEDULE
                                   (CONTINUED)

                                                           POLICY NUMBER 9000000

                                 EXPENSE CHARGES

PREMIUM EXPENSE CHARGE

         CONSISTS OF THE FOLLOWING:

         1. A PREMIUM TAX CHARGE OF 2.00% WILL BE DEDUCTED FROM EACH PREMIUM PAYMENT FOR STATE AND LOCAL PREMIUM TAXES. WE RESERVE THE RIGHT TO CHANGE THIS PERCENTAGE IF THE APPLICABLE LAW CHANGES OR THE INSUREDS' RESIDENCE CHANGES.

         2. A PERCENT OF PREMIUM CHARGE NOT EXCEEDING 5% WILL BE DEDUCTED FROM EACH PREMIUM PAYMENT.

         3. A FEDERAL INCOME TAX CHARGE OF 1.25% WILL BE DEDUCTED FROM EACH PAYMENT FOR APPLICABLE FEDERAL TAXES. WE RESERVE THE RIGHT TO CHANGE THIS PERCENTAGE IF THE APPLICABLE LAW CHANGES OUR TAX BURDEN,

INITIAL ADMINISTRATIVE CHARGE

         $39.50 DEDUCTED FROM THE POLICY ACCOUNT VALUE ON THE FIRST 12 POLICY PROCESSING DAYS,

MONTHLY ADMINISTRATIVE CHARGE

         $9.50 DEDUCTED MONTHLY FROM THE POLICY ACCOUNT VALUE. WE RESERVE THE RIGHT TO INCREASE THIS CHARGE, BUT IT WILL NOT BE GREATER THAN $18 A MONTH.

FOR PARTIAL WITHDRAWAL OF NET CASH SURRENDER VALUE

         $25 DEDUCTED FROM THE POLICY ACCOUNT VALUE WHENEVER YOU MAKE A PARTIAL WITHDRAWAL,

FOR TRANSFERS

         AFTER THE FIRST FOUR TRANSFERS OF AMOUNTS AMONG YOUR INVESTMENT OPTIONS DURING A POLICY YEAR, WE WILL CHARGE $25 FOR EACH ADDITIONAL TRANSFER DURING THAT POLICY YEAR.

                                 POLICY SCHEDULE
                                   (CONTINUED)

                                                           POLICY NUMBER 9000000

                                SURRENDER CHARGES





IF THIS POLICY IS SURRENDERED OR LAPSES DURING THE FIRST 15 POLICY YEARS, WE WILL DEDUCT A SURRENDER CHARGE FROM THE POLICY ACCOUNT VALUE IN DETERMINING ITS NET CASH SURRENDER VALUE. THE SURRENDER CHARGE CONSISTS OF THE DEFERRED ADMINISTRATIVE CHARGE AND THE DEFERRED SALES CHARGE.

THE DEFERRED ADMINISTRATIVE CHARGE AT ANY TIME DURING THE POLICY YEAR IS $300 MULTIPLIED BY THE FACTOR IN THE TABLE BELOW FOR THAT YEAR, LESS THE AMOUNT OF ANY PRO RATA DEFERRED ADMINISTRATIVE CHARGE PREVIOUSLY PAID UNDER THIS POLICY.

THE DEFERRED SALES CHARGE AT ANY TIME DURING THE POLICY YEAR IS EQUAL TO (A) MINUS (B) WHERE: (A) IS THE LESSER OF: (1) THE MAXIMUM CHARGE SHOWN IN THE TABLE BELOW FOR THAT YEAR; OR (2) AN AMOUNT EQUAL TO 25% OF THE FIRST $1,050.00 IN PREMIUM PAYMENTS RECEIVED DURING THE FIRST POLICY YEAR PLUS 4% OF ALL OTHER PREMIUM PAYMENTS PAID TO SUCH TIME; AND (B) IS THE AMOUNT OF ANY PRO RATA DEFERRED SALES CHARGE PREVIOUSLY PAID UNDER THIS POLICY.

                      POLICY                       MAXIMUM
                       YEAR          FACTOR        CHARGE
                         1            1.0        $   525.00
                         2            1.0        $   525.00
                         3            1.0        $   525.00
                         4            1.0        $   525.00
                         5            1.0        $   525.00
                         6            1.0        $   525.00
                         7            1.0        $   525.00
                         8            1.0        $   525.00
                         9            1.0        $   525.00
                        10            1.0        $   525.00
                        11            1.0        $   525.00
                        12            0.8        $   420.00
                        13            0.6        $   315.00
                        14            0.4        $   210.00
                        15            0.2        $   105.00


IF THE FACE AMOUNT OF THIS POLICY IS DECREASED AT ANY TIME DURING THE FIRST 15 POLICY YEARS, A PRO RATA SHARE OF THE SURRENDER CHARGE WILL BE DEDUCTED.



                                     PAGE 4A

                                 POLICY SCHEDULE
                                   (CONTINUED)
                                                           POLICY NUMBER 9000000

                   GUARANTEED MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK

                           POLICY
                            YEAR                   RATE
                              1                  0.000425
                              2                  0.001400
                              3                  0.002617
                              4                  0.004133
                              5                  0.006050
                              6                  0.008450
                              7                  0.011533
                              8                  0.015217
                              9                  0.019717
                             10                  0.025042
                             11                  0.031442
                             12                  0.038858
                             13                  0.047592
                             14                  0.057683
                             15                  0.069583
                             16                  0.083575
                             17                  0.099933
                             18                  0.119308
                             19                  0.142667
                             20                  0.169908
                             21                  0.201242
                             22                  0.236908
                             23                  0.276350
                             24                  0.319875
                             25                  0.368033
                             26                  0.422867
                             27                  0.487850
                             28                  0.564575
                             29                  0.658858
                             30                  0.768567
                             31                  0.895558
                             32                  1.034625
                             33                  1.188475
                             34                  1.349633
                             35                  1.529792
                             36                  1.729708
                             37                  1.966742
                             38                  2.248992
                             39                  2.584325
                             40                  2.972941
                             41                  3.415241
                             42                  3.899642
                             43                  4.417859
                             44                  4.964283
                             45                  5.549692
                             46                  6.192758
                             47                  6.909441
                             48                  7.717308
                             49                  8.624249
                             50                  9.654408
                             51                 10.702042
                             52                 11.843484
                             53                 12.963417
                             54                 14.202384
                             55                 15.392966
                             56                 16.712233
                             57                 18.101366
                             58                 19.602367
                             59                 21.327917
                             60                 23.446426
                             61                 26.541808
                             62                 31.375642
                             63                 39.612883
                             64                 54.663725
                             65                 83.333333

                                 POLICY SCHEDULE
                                   (CONTINUED)

INSURED JOHN DOE                                           POLICY NUMBER 9000000

                      CONVERTIBLE TERM LIFE INSURANCE RIDER
          GUARANTEED MONTHLY RIDER COST PER $1,000 OF INSURANCE AMOUNT


                           ATTAINED
                             AGE                   RATE
                              35                 0.21917
                              36                 0.23417
                              37                 0.25333
                              38                 0.27500
                              39                 0.30000
                              40                 0.32833
                              41                 0.36167
                              42                 0.39583
                              43                 0.43500
                              44                 0.47583
                              45                 0.52250
                              46                 0.56917
                              47                 0.62000
                              48                 0.67333
                              49                 0.73333
                              50                 0.79167
                              51                 0.87000
                              52                 0.95167
                              53                 1.04500
                              54                 1.15000
                              55                 1.26167
                              56                 1.38250
                              57                 1.50750
                              58                 1.64083
                              59                 1.77917
                              60                 1.93250
                              61                 2.10500
                              62                 2.29917
                              63                 2.51917
                              64                 2.76167
                              65                 3.02417
                              66                 3.29750
                              67                 3.58417
                              68                 3.87917
                              69                 4.19333
                              70                 4.54000
                              71                  .92417
                              72                 5.36083
                              73                 5.85250
                              74                 6.38833
                              75                 6.98083
                              76                 7.59167
                              77                 8.21000
                              78                 8.82583
                              79                 9.45750
                              80                10.13250
                              81                10.86750
                              82                11.68333
                              83                12.58583
                              84                13.54083
                              85                14.51667
                              86                15.48167
                              87                16.42167
                              88                17.44750
                              89                18.46000
                              90                19.47417
                              91                20.51000
                              92                21.61083
                              93                23.02500
                              94                24.84583
                              95                27.49667
                              96                32.04583
                              97                40.01667
                              98                54.83167
                              99                83.33333



                                     PAGE 5B

                                 POLICY SCHEDULE

                                   (CONTINUED)

                                                           POLICY NUMBER 9000000

                  4 YEAR SURVIVORSHIP TERM LIFE INSURANCE RIDER
             GUARANTEED MONTHLY RIDER COST PER $1,000 OF FACE AMOUNT

                           POLICY
                            YEAR                  RATE
                              1                 0.030000
                              2                 0.030000
                              3                 0.030000
                              4                 0.030000



                                     PAGE 5C

                                 POLICY SCHEDULE
                                   (Continued)


         NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST:

                  Neuberger & Berman Limited Maturity Bond Subaccount

                  Neuberger & Berman Partners Subaccount


         VAN ECK WORLDWIDE INSURANCE TRUST:

                  Van Eck Worldwide Bond Subaccount

                  Van Eck Worldwide Emerging Markets Subaccount

                  Van Eck Worldwide Hard Assets Subaccount

                  Van Eck Worldwide Real Estate


                                  SCHEDULE A-3

         PROVIDENT MUTUAL VARIABLE ZERO COUPON BOND SEPARATE ACCOUNT:

                  Maturity Date of Series: February 15, 2006



                                    Page 6A

                                 POLICY SCHEDULE
                                   (CONTINUED)

                               ALLOCATION OPTIONS

                                  SCHEDULE A-1


         THE MARKET STREET FUND, INC.:

                  Provident Mutual Variable Large Cap Growth Subaccount

                  Provident Mutual Variable Large Cap Value Subaccount

                  Provident Mutual Variable Small Cap Growth Subaccount

                  Provident Mutual Variable Small Cap Value Subaccount

                  Provident Mutual Variable Growth Separate Account

                  Provident Mutual Variable Aggressive Growth Separate Account

                  Provident Mutual Variable Bond Separate Account

                  Provident Mutual Variable Managed Separate Account

                  Provident Mutual Variable Money Market Separate Account

                  Provident Mutual Variable International Separate Account



                                  SCHEDULE A-2


         THE ALGER AMERICAN FUND:

                  Alger American Small Capitalization Subaccount


         VARIABLE INSURANCE PRODUCTS FUND (VIP) OR THE

         VARIABLE INSURANCE PRODUCTS FUND II (VIP II):

                  Fidelity Asset Manager Subaccount (VIP II)

                  Fidelity Contrafund Subaccount (VIP II)

                  Fidelity Equity-Income Subaccount (VIP)

                  Fidelity Growth Subaccount (VIP)

                  Fidelity High Income Subaccount (VIP)

                  Fidelity Index 500 Subaccount (VIP II)

                  Fidelity Investment Grade Bond Subaccount (VIP II)

                  Fidelity Overseas Subaccount (VIP)

                                   DEFINITIONS

ATTAINED AGE. For each Insured, the Issue Age of such Insured plus the number of full Policy Years since the Policy Date.

CASH SURRENDER VALUE. The Policy Account Value minus any applicable surrender charges.

INSURANCE PROCEEDS. The net amount to be paid to the Beneficiary when the last surviving Insured dies. (See Amount of Insurance Proceeds provision.)

INSURED. The persons named as the Insureds on the first page. They need not be the Owner.

LOAN ACCOUNT. The account to which we transfer the amount of any policy loan from the Separate Accounts and Guaranteed Account.

MINIMUM GUARANTEE PREMIUM. The Minimum Annual Premium multiplied by the number of months since the Policy Date, including the current month, divided by 12.

NET CASH SURRENDER VALUE. The Policy Account Value minus any applicable surrender charges, minus any outstanding policy loans and accrued interest.

NET PREMIUM. The remainder of a premium after deduction of the Premium Expense Charge.

POLICY ACCOUNT VALUE. The sum of this Policy's values in the Separate Accounts, the Guaranteed Account and the Loan Account.

POLICY ANNIVERSARY. The same day and month as the Policy Date in each later year.

POLICY PROCESSING DAY. The day in each calendar month which is the same day of the month as the Policy Date. The first Policy Processing Day is the, Policy Date.

POLICY YEAR. A year that starts on the Policy Date or on a Policy Anniversary.

WE, OUR, US AND COMPANY. Provident Mutual Life Insurance Company of Philadelphia, a Pennsylvania Corporation.

YOU AND YOUR. The Owner of this Policy.


                               GENERAL PROVISIONS

THE CONTRACT. This Policy is issued in consideration of payment of the Minimum Initial Premium shown in the Policy Schedule. This Policy and the initial Applications, copies of which are attached, all subsequent Applications to change the policy, all additional Policy Schedule pages and any endorsements or riders added to this Policy, form the whole contract. We assume that all statements in the Applications were made to the best of the knowledge and belief of the persons who made them; in the absence of fraud they are assumed to be representations and not warranties. We relied on those statements when we issued or changed this Policy. We will not use any statement, unless made in the Applications, to void this Policy or to deny a claim.

POLICY MODIFICATIONS. Only the President or a Vice President of the Company may agree to modify this Policy, and then only in writing. No agent may bind the Company by making any promise not contained in the Policy.

SUICIDE EXCLUSION. If both Insureds, whether sane or insane, die by suicide within two years from the Policy Issue Date, or if the last surviving Insured, whether sane or insane, dies by suicide within such two year period, or if the surviving Insured lives more than 90 days beyond the date that the first death occurred by suicide and a policy "change is not made, our payment will be limited to the sum of premiums paid, minus any loan and loan interest and any partial withdrawals of Net Cash Surrender Value. At the end of the second Policy Year, we will notify you and request notification of the death of any Insured. Failure to provide timely notice will not avoid the Suicide Exclusion.

SUICIDE SURVIVOR BENEFIT. If, within two years from the Policy Issue Date, one of the Insureds commits suicide and the surviving Insured dies (not by suicide) within 90 days of the first death, the amount we will pay the beneficiary upon the death of such surviving Insured will equal the Proceeds at Death. We will make payment subject to the provisions of this policy, including receipt of due proof that the surviving Insured died within such 90-day period.

         If the first death occurs by suicide within two years from the Policy Issue Date, you may exchange this policy for a new policy on the life of the surviving Insured. You must make the exchange within 90 days after the first death. We must receive the completed application for the exchange and first modal premium during this 90-day period. The exchange will be made without evidence of insurability.

         The new policy will have the same Face Amount as this policy on the date of the first death or such lower amount allowed by our rules in effect at the time of such "change. The issue date for the new policy will be the 91st day after the first death. The premium for the new policy will be based on the rates in effect on that date for the surviving Insured's age on the issue date of the new policy and for the same premium class as this policy. The new policy must be on a permanent whole life plan under the rules of the Company then in effect as to plan, amount, age and premium class. The new policy cannot be a variable life insurance policy, unless we approve such a request. The new policy cannot involve any other life.

         The new policy may contain additional benefit riders subject to our consent and evidence of the surviving Insured's insurability satisfactory to us. Evidence of insurability will not be required for a Disability Waiver Rider if:
(a) such rider is in effect for this policy as to the surviving Insured immediately before the first death-, and (b) the surviving Insured was not then totally disabled as defined in such rider,

         A copy of the application on the surviving Insured for this policy will be made a part of the new policy. The Suicide Exclusion and Incontestability Periods for the new policy will begin on the Policy Issue Date for this Policy.

MISSTATEMENT OF AGE OR SEX. If the stated age or Sex of either Insured is not correct, the death benefit and any benefits provided by riders to this Policy shall be those which would be purchased by the most recent deduction for the cost of insurance and the cost of any benefits provided by such riders, at the correct age and Sex for each Insured. There is no adjustment to the Policy Account Value.

INCONTESTABILITY. We have the right to contest the validity of this Policy based on material misstatements made in the initial Applications for this Policy. We also have a right to contest the validity of any policy change based on material misstatements made in any Application for that change. However, we will not contest this Policy after it has been in force during the lifetime of each Insured for two years from the Policy Issue Date, except for nonpayment of the Minimum Initial Premium.

         At the end of the second Policy Year, the Company will notify you and request notification of the death of any Insured. Failure to provide timely notice of death will not avoid a contest and could result in a contest even if premiums continue to be paid.

         We will not contest any policy change that requires evidence of insurability, or any reinstatement of this policy, after such change or reinstatement has been in effect for two years during each Insured's lifetime. See any supplementary benefit riders for modifications that apply to them.

PERIODIC REPORT. At least once a year we will send you a report for this Policy. It will show: (1) the current Death Benefit; (2) the current Policy Account Value; (3) the Guaranteed Account Value; (4) the Loan Account Value; (5) the value in each Separate Account; (6) premiums paid since the last report; (7) charges deducted since the last report; (8) any partial withdrawals of Net Cash Surrender Value since the last report; (9) any policy loans and accrued interest; (10) the current Net Cash Surrender Value; (11) any other information that may be required when and where this Policy is delivered.

         You may ask for a similar report at some other time. We have the right to make a reasonable charge for the reports that you ask for, and to limit the scope and frequency of such reports.

PAYMENTS, We will usually pay any amounts payable as a result of surrender, partial withdrawal or policy loan within 7 days after we receive your written request at our Home Office in a form satisfactory to us. We will usually pay the Insurance Proceeds within 7 days after we receive proof of the death of both Insureds at our Home Office and all other requirements deemed necessary are met. However, payment may be postponed if we are not able to sell securities or determine the value of the assets of the Separate Accounts because:

         1.       the New York Stock Exchange is closed;

         2. the Securities and Exchange Commission (SEC) requires trading to be restricted or declares an, emergency, or

         3. the SEC by order permits us to defer payments for the protection of Policy Owners.

         As to amounts allocated to the Guaranteed Account, we may defer payment of any withdrawal or surrender of Net Cash Surrender Value and the making of a loan for up to six months after we receive your written request at our Home Office.

         We will allow interest, at a rate of 3% a year, on any payment we defer for 30 days or more under this provision.

POLICY CHANGES - TAX CONSIDERATIONS. In order to receive the tax treatment accorded to life insurance under federal tax laws, this Policy must qualify and continue to qualify as life insurance under the Internal Revenue Code. We reserve the right to decline to accept a premium payment, to decline to change the Death Benefit Option, or to decline a partial withdrawal which would cause this Policy to fail to qualify as life insurance under the applicable tax law, as interpreted by us. We also reserve the right to make changes in this Policy or to riders or to make distributions from this Policy to the extent we deem such to be necessary for this Policy to continue to qualify as life insurance. Such changes will apply uniformly to all affected policies. You will receive advance written notification of such changes.

CHANGES IN POLICY COST FACTORS. Changes in credited interest rates, cost of insurance charges, Percent of Premium Charge, mortality and expense risk charges, and Monthly Administrative Charges will be by class and will be based upon changes in future expectations for such factors as:

         a.       investment earnings;

         b.       mortality;

         c.       persistency,

         d.       expenses; and

         e.       taxes.

         Any change will be determined in accordance with the procedures and standards on file, if required, with the insurance supervisory official of the state in which this policy is delivered.


POLICY ILLUSTRATIONS. Upon request, we will provide an illustration of the future benefits under this Policy. We reserve the right to charge a reasonable fee for this service if you request more than one policy illustration during a Policy Year.


                     POLICY OWNER AND BENEFICIARY PROVISIONS

OWNERSHIP. Unless otherwise stated in the Applications or later changed, the Owner of this Policy is the Insureds. After the death of the first Insured, the surviving Insured will be the Owner, unless a different Owner is named in the applications. While both or one of the Insureds are living, the Owner is entitled to exercise any right and privilege granted by this Policy or by us. These rights end at the death of the last surviving Insured. If both or one of the Insureds is living on the Final Policy Date shown in the Policy Schedule and while this Policy is in force, we will pay you, the Owner, the Policy Account Value on that date, less any outstanding policy loan and accrued loan interest. This Policy will then end, If you are not the Insured and you die while both or one of the Insureds is still living, all rights will vest in your estate, unless otherwise provided.

BENEFICIARY. The Beneficiary is entitled to the Insurance Proceeds under this Policy. The Beneficiary is as named in the Applications, unless later changed. When a Beneficiary is designated, any relationship shown is to the Insureds, unless otherwise stated. If two or more persons are named, those surviving both Insureds will share the Insurance Proceeds equally, unless otherwise stated, The interest of any beneficiary who dies before the last surviving Insured will vest in you, unless otherwise provided. If none of the persons named as Beneficiary survive both Insureds, we will pay the Insurance Proceeds in one sum to the estate of the last surviving Insured to die.

CHANGES. While either Insured is living, you may change the Owner or Beneficiary by written notice in a form satisfactory to us. The change will take effect as of the date you sign the notice, even if an Insured or an Owner dies before we receive it, except that it will not apply to any payment or other action we take before we receive the notice at our Home Office. If you change the Beneficiary, any previous arrangement you made under the Payment Options provision is cancelled.

ASSIGNMENT. You may assign this Policy but we will not be bound by any assignment unless it is in writing and we have received it at our Home Office. Your rights and those of any other person referred to in this Policy will be subject to the assignment. All assignments are subject to any indebtedness on the Policy, We assume no responsibility for the validity of any assignments.



                            DEATH BENEFIT PROVISIONS

         If both Insureds die while this Policy is in force, we will pay the Insurance Proceeds to the Beneficiary when we receive: (1) proof that both Insureds died before the Final Policy Date; and (2) all other requirements deemed necessary to make payment.

DEATH BENEFIT. The Death Benefit will be determined under either Option A or Option B below, whichever you have chosen and is in effect as of the date of the death of the last surviving Insured. Under either Option, the duration of insurance coverage depends upon your Net Cash Surrender Value.

OPTION A. Under Option A, the death benefit is the greater of the Face Amount of insurance, or a percentage of the Policy Account Value on the date of death of the last surviving Insured (see Table of Percentages, below), Under this Option, the amount of the death benefit is fixed, unless it is determined by such a percentage.

OPTION B. Under Option B, the death benefit is the greater of the Face Amount of insurance plus the Policy Account Value on the date of death of the last surviving Insured, or a percentage of the Policy Account Value on the date of death of the last surviving Insured (see Table of Percentages, below). Under this Option, the amount of the death benefit is variable.

TABLE OF PERCENTAGES. The following table is used in determining the Death Benefit under Option A and Option B above. For Attained Ages not shown, the applicable percentages shall decrease by a ratable portion for each full year.

          Attained Age of
          Younger Insured                          Percentage
          ---------------                          ----------
          0 through 40                                250%
          45                                          215%
          50                                          185%
          55                                          150%
          60                                          130%
          65                                          120%
          70                                          115%
          75 through 90                               105%
          95 through 99                               100%

AMOUNT OF INSURANCE PROCEEDS. The Insurance Proceeds will be determined as of the date of death of the last surviving Insured and will be equal to:

         1.       the Death Benefit described above;

         2.       plus any dividend payable at death;

         3. plus any additional benefits due under a supplementary benefit rider attached to this Policy;

         4.       less any loan and accrued loan interest on this Policy;

         5. less any overdue deductions if the death of the last surviving Insured occurs during the Grace Period.

PAYMENT OF INSURANCE PROCEEDS. At the death of the last surviving Insured we will pay the Insurance Proceeds to the Beneficiary in a lump sum, unless a Payment Option has been selected. if the proceeds are payable in a lump sum, we will add interest to the amount of such proceeds for the period from the date of death of the last surviving Insured to the date of payment. The amount of interest will be computed at the yearly rate of 3% or any higher rate declared by us or required by law.

CHANGING THE DEATH BENEFIT OPTION OR DECREASING THE FACE AMOUNT. During the first two Policy Years, the Death Benefit Option and the Face Amount of insurance will be as selected at the time of application, as shown in the Policy Schedule.

         After the second Policy Year while this policy is in force you may change the Death Benefit Option or decrease the Face Amount. Any change will be effective as of the Policy Processing Day that coincides with or next follows the date we approve your written request. You may request a change by completing an application for change. A copy of such application will be attached to new Policy Schedule pages which will be issued when the change is approved. The application for change and new Policy Schedule pages will become a part of this Policy. We may require you to return this Policy to make a change.

CHANGE FROM DEATH BENEFIT OPTION A TO OPTION B. If you request a change from Option A to Option B, we will decrease the Face Amount by the Policy Account Value as of the date of change. We reserve the right to decline to make such a change if it would reduce the Face Amount below the minimum amount for which we would then issue this Policy under out rules.

CHANGE FROM DEATH BENEFIT OPTION B TO OPTION A. If you request a change from Option B to Option A, we will increase the Face Amount by the Policy Account Value on the date of change.

         The decreases and increases in Face Amount described above in connection with changes in the Death Benefit Option are made so the Death Benefit remains the same on the date of change. We do not require evidence of insurability, nor do we deduct a surrender charge for such changes.

FACE AMOUNT DECREASE. You may request a Face Amount decrease provided:

         a. the Face Amount of the policy after the decrease is not less than the minimum amount for which we would then issue this Policy under our rules;

         b.       the amount of the decrease is for at least $25,000;

         c. if the decrease is made during the first 15 Policy Years, we will deduct a pro rata share of any applicable surrender charges from the Policy Account Value.

TAX CONSIDERATIONS. We reserve the right to refuse to make a policy change if such would cause this Policy to fail to qualify as life insurance under applicable laws, as interpreted by us.


                           PREMIUM PAYMENT PROVISIONS

The Minimum Initial Premium shown in the Policy Schedule is due on or before the date the policy is delivered. No insurance will take effect until the Minimum Initial Premium is paid, while the health and other conditions of the Insureds stay the same as described in the applications for this Policy. Prior to the Final Policy Date and while this Policy is in force you may make additional premium payments at any time and in any amount (subject to certain limits described below). We intend to send premium reminder notices to you for the Planned Periodic Premium shown in the Policy Schedule, unless at the time of application or later you request in writing that such notices not be sent. You do not need to pay the Planned Periodic Premiums and may change their frequency and amount subject to the limits described below. (However, see Grace Period.)

LIMITS FOR PREMIUM PAYMENTS. Each premium payment after the initial one must be for at least the Minimum Payment amount shown in the Policy Schedule. We may increase this minimum amount upon 90 days written notice to you of such increase. This minimum amount will not exceed $500.

         We reserve the right not to accept premium payments during a Policy Year if we determine that such would cause this Policy to fail to qualify as life insurance under applicable tax laws, as interpreted by us.

         We reserve the right to limit the amount of any premium payment if it increases the Death Benefit more than it increases the Policy Account Value unless you provide evidence of both Insureds' insurability satisfactory to us.

GRACE PERIOD. During the first two Policy Years, the duration of the insurance coverage under this Policy depends, in part, upon whether the Net Cash Surrender Value is sufficient to cover the monthly deductions. If the Net Cash Surrender Value is not sufficient, we will determine if the Minimum Guarantee Premium has been paid. If the Net Cash Surrender Value is not sufficient and the sum of the premiums paid less any loans and partial withdrawals does not equal or exceed the Minimum Guarantee Premium, the Grace Period described below will begin. After the first two Policy Years, the duration of the insurance coverage under this Policy depends solely upon whether the Net Cash Surrender Value is sufficient to cover the monthly deductions.

         If the Net Cash Surrender Value at the beginning of any policy month is less than the deductions for that month (and during the first two Policy Years, the Minimum Guarantee Premium has not been paid), we will send written notice to you and any assignee of record stating that a Grace Period of 61 days has begun, starting on the date we mail such notice. The notice will indicate an amount equal to three monthly deductions. If we do not receive payment of such amount before the end of the Grace Period, we will withdraw the Policy Account Value including any applicable surrender charge and send you and any assignee of record written notice that the Policy has lapsed without value.

         If the last surviving Insured dies during the Grace Period, we will pay the Insurance Proceeds.

REINSTATEMENT. If this Policy has lapsed without value, you may reinstate it while either Insured is alive if you:

         1. apply for reinstatement within three years after the end of the Grace Period;

         2. provide evidence of the insurability satisfactory to us for both Insureds; or evidence for the last surviving Insured and due proof that the first death occurred before the date of lapse; and

         3. make a premium payment of an amount sufficient to keep the Policy in force for at least three months after the date of reinstatement.

         The Effective Date of the reinstated Policy will be the Policy Processing Day which coincides with or next follows the date we approve the reinstatement application.

                             PREMIUM EXPENSE CHARGE

         The Premium Expense Charge consists of the following:

         1.       Premium Tax Charge;

         2.       Percent of Premium Charge; and

         3.       Federal Tax Charge.

         The Premium Expense Charge will be deducted from any premiums paid and the amount remaining will be the Net Premium. The amounts of -these charges are shown in the Policy Schedule.


                              THE SEPARATE ACCOUNTS

         Separate Accounts will be used to support the operation of this Policy and to support other variable life insurance policies, We will not allocate assets to the Separate Accounts to support the operation of any contracts or policies that are not variable life insurance.

         The term "Separate Account" as used in this Policy includes any Sub-Account of a Separate Account.

         We own the assets in the Separate Accounts. However, these assets are not part of our General Account. Income, gains and losses, whether or not realized, from assets allocated to a Separate Account will be credited to or charged against the account without regard to our other income, gains or losses.

         The Separate Amounts are described in the Policy Schedule. The Separate Accounts will invest in shares or units of their respective portfolios or series. The Separate Accounts are collectively treated as a unit investment trust under federal securities laws. They are registered with the Securities and Exchange Commission (SEC) according to the Investment Company Act of 1940 (1940
Act).

         The Separate Accounts are subject to the laws of the Commonwealth of Pennsylvania which regulate the operations of insurance companies incorporated in Pennsylvania. The investment policies of the Separate Accounts will not be changed without the approval of the Pennsylvania Commissioner of Insurance. The approval Process has been filed with the insurance supervisory official of the state in which this Policy is delivered.

         We have the right, subject to compliance with applicable laws, to make additions to, deletions from, or substitutions for, the shares or units of an investment company that are held by the Separate Accounts or that the Separate Accounts may purchase. We reserve the right to eliminate the shares or units of an eligible portfolio or series, and to substitute shares or units of another portfolio or series, or another fund, if the shares or units of the portfolio or series are no longer available for investments, or if in our judgment further investment in the portfolio or series should become inappropriate in view of the purposes of the Separate Account. In the event of any substitution or change, we may, subject to your written approval and by appropriate endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change.

         We also reserve the right to transfer assets of a Separate Account, which we determine to be associated with the class of policies to which this Policy belongs, to another Separate Account. If this type of transfer is made, the Separate Account specified in this Policy shall then refer to the Separate Account to which the assets were transferred.

         The Policy Owner will share only in the income, gains and losses of the particular Separate Accounts to which Your Net Premium payments have been allocated or to which portions of the Policy Account Value have been transferred.

         That portion of the assets of each Separate Account which equals the reserves or other policy liabilities of the policies which are supported by that Separate Account will not be charged with liabilities arising from any other business we conduct. We have the right to transfer to our General Account any assets of each Separate Account which are in excess of such reserves and other policy liabilities.

         When permitted by law, we also reserve the right:

         1. to create additional Separate Accounts: to create Sub-Accounts from, or combine or remove Sub-Accounts from, Separate Accounts; or to combine any two or more Separate Accounts;

         2. to operate any one or more of the Separate Accounts as a management investment company under the 1940 Act or in any other form permitted by law;

         3.       to deregister the unit investment trusts under the 1940 Act;

         4. to modify the provisions of this Policy to comply with applicable laws;

         5. to restrict or eliminate any voting rights of policyholders or other persons who have voting rights as to the Separate Accounts.

         We will value the assets of the Separate Accounts on each business day.

         If you object to a material change in the investment policy of a Separate Account in which you have at such time a portion of the Policy Account Value, you may transfer such portion of the Policy Account Value, upon written request, from that Separate Account, without charge, to another Separate Account or to the Guaranteed Account. You may then change your premium and deduction allocation percentages.

                              POLICY ACCOUNT VALUE:
                            ALLOCATIONS AND TRANSFERS

         The Policy Account Value for this Policy is based on the policy values in the Separate Accounts, Guaranteed Account and the Loan Account to which you have: allocated Net Premiums; transferred account values; and allocated monthly deductions. Each allocation percentage must be a whole number.

ALLOCATION OF NET PREMIUMS. Net Premiums will be allocated to the Separate Accounts and the Guaranteed Account on the date we receive such premium payment or the Policy Issue Date, if later. The allocation will be based on the premium allocation percentages then in effect. The percentage chosen by you at the time of application will apply until you notify us in writing of a new allocation schedule for premium payments.

ALLOCATION FOR MONTHLY DEDUCTIONS.

         Monthly Deductions will be allocated to the Separate Accounts and Guaranteed Account based on the allocation percentages chosen by you at the time of application or as later changed by written request to us. If we cannot make a monthly deduction on the basis of the allocation schedule then in effect, we will make such deduction and future deductions based on the proportion that your Guaranteed Account Value and the value in your Separate Accounts bear to the total unloaned Policy Account Value.

TRANSFERS. We will allow you to make four transfers in a Policy Year without charge. We will make a charge for additional transfers in such Policy Year. The maximum charge is shown in the Policy Schedule. The transfer charge will be deducted from the amount being transferred.

TRANSFERS FROM SEPARATE ACCOUNTS. You may ask us to transfer a or part of the amount in one of the Separate Accounts to another Separate Account or to the Guaranteed Account. The minimum amount for such transfer is the lesser of the amount shown in the Policy Schedule or the entire value of the Separate Account. The transfer will be made as of the date we receive your written request at our Home Office.

TRANSFERS FROM GUARANTEED ACCOUNT. Within 30 days prior to or following any Policy Anniversary you may ask us to make one transfer for up to 25% of your Guaranteed Account Value to any of the Separate Accounts. The minimum amount for such transfer is the lesser of the amount shown in the Policy Schedule or your Guaranteed Account Value on such Policy Anniversary. The date of transfer will be as of the Policy Anniversary if your written request is received prior to the Policy Anniversary ; if your written request is received after the Policy Anniversary, the transfer will be made as of the date we receive your request at our Home Office.

SPECIAL TRANSFER RIGHT. During the first two years following the Policy Issue Date, you may request one transfer of the entire Policy Account Value in the Separate Accounts to the Guaranteed Account. This request will not count towards the four free transfers in a Policy Year and is not subject to a transfer charge. Following the exercise of this Special Transfer Right, all future Net Premiums must be allocated to the Guaranteed Account.

                              CALCULATION OF VALUES

BASIS OF CALCULATION. Minimum cash surrender values and maximum cost of insurance rates are based on the Commissioners 1980 Standard Ordinary Smoker and Nonsmoker Mortality Table for the sex of each Insured. Cash surrender values are at least equal to those required by law. Reserves are computed by the Commissioners Reserve Valuation Method. A detailed statement of how we calculate the values for this Policy has been filed with the insurance supervisory official of the state in which this Policy is delivered.

CALCULATION OF VALUE OF SEPARATE ACCOUNTS. The Policy Account Value in a Separate Account at any time is equal to the number of units this Policy then has in that Separate Account multiplied by the Separate Account's unit value at that time.

         Amounts allocated, transferred or added to a Separate Account are used to purchase units of that Separate Account; units are redeemed when amounts are deducted, transferred or withdrawn. The number of units in a Separate Account at any time is equal to the number of units purchased minus the number of units redeemed up to such time.

         The unit value of a Separate Account on any Valuation Day is equal to the unit value for that Separate Account on the immediately preceding Valuation Day multiplied by the Net Investment Factor for that Separate Account on that Valuation Day.

VALUATION DAY AND PERIOD. Assets are valued at the close of a Valuation Day. A Valuation Day is each day that the New York Stock Exchange is open for business and any other day in which there is a sufficient degree of trading of the Separate Account's portfolio of securities to materially affect the value of a Separate Account.

         A Valuation Period is the time between two successive Valuation Days. Each Valuation Period includes a Valuation Day and any non-Valuation Day or consecutive non-Valuation Days immediately preceding it.

NET INVESTMENT FACTOR. Each Separate Account has its own Net investment Factor. The Net Investment Factor of the Separate Account for a Valuation Period is (a) divided by (b), minus (c) and minus (d), where:

         (a) is:

                  1. the value of the assets in the Separate Account for the preceding Valuation Period; plus

                  2. the investment income and capital gains, realized or unrealized, credited to those assets during the Valuation Period for which the Net Investment Factor is being determined; minus

                  3. the capital losses, realized or unrealized, charged against those assets during the Valuation Period, minus

                  4. any amount charged against the Separate Account for taxes, or any amount we set aside during the Valuation Period as a reserve for taxes attributable to the operation or maintenance of the Separate Account, and

         (b)      is the value of the assets in the preceding Valuation Period;
                  and

         (c) is a charge no greater than .90% per year (.002465753% for each day in the Valuation Period) for mortality and expense risks; and

         (d) is a charge, for the Zero Coupon Bond Separate Account only, no greater than .50% per year (.001369863% for each clay in the Valuation Period) for transaction charges associated with the purchase of units.

         We will value the assets in the Separate Account at their fair market value in accordance with accepted accounting practices and applicable laws and regulations.

CALCULATION OF GUARANTEED ACCOUNT VALUE. The Guaranteed Account Value at any time is equal to the amounts allocated and transferred to the Guaranteed Account plus interest credited to it, minus amounts deducted, transferred and withdrawn from it- Amounts deducted, transferred or withdrawn will be on a last in, first out basis.

         We will credit the Guaranteed Account Value with interest at effective annual rates we determine. These rates will not be less than 4%. For the amount in the Guaranteed Account at the beginning of a calendar year, we will determine such interest rates in advance of each calendar year. Such rates will apply to the calendar year which follows the date of determination. For amounts allocated or transferred to the Guaranteed Account during a calendar year, we will determine such interest rates in advance of the date such amount is received or transferred. Such rates will apply to the end of the calendar year in which the payment is received or the transfer is made.

         Interest will be credited on each Policy Processing Day as follows:

                  for amounts in the Guaranteed Account for the entire prior policy month, from the beginning to the end of such policy month;

                  for amounts allocated to the Guaranteed Account during the prior policy month, from the date we allocate a Net Premium to the Guaranteed Account or receive a loan repayment to the end of the policy month;

                  for amounts transferred to the Guaranteed Account during the prior policy month, from the date of transfer to the end of the policy month;

                  for amounts deducted or withdrawn from the Guaranteed Account during the prior policy month, from the beginning of the prior policy month to the date of deduction or withdrawal.

MONTHLY DEDUCTIONS. On each Policy Processing Day, beginning on the Policy Date, we will deduct the following charges from the Policy Account Value:

         1.       The Monthly Administrative Charge shown in the Policy
                  Schedule;

         2. On the first 12 Policy Processing Days, the Initial Administrative Charge shown in the Policy Schedule;

         3. The monthly cost of any benefits provided by rider to this Policy, in accordance with such rider;

         4.       The monthly cost of insurance charge, as described below.

         The monthly cost of insurance charge is-. (a) multiplied by the result of (b) minus (c):

                  (a) is the current monthly cost of insurance rate per $1000 divided by 1000;

and the result of (b) minus (c) is the net amount at risk where:

                  (b)      is your current Death Benefit; and

                  (c)is your Policy Account Value (after other deductions but before cost of insurance).

         The cost of insurance rates are based on each insured's Issue Age, Sex and Premium Class and the Policy's duration. Current cost of insurance rates Will be determined by the Company based on our expectations as to future mortality costs and expenses. However, these rates will never exceed those shown in the Table of Guaranteed Maximum Cost of Insurance Rates Per $1000 of Net Amount At Risk shown in the Policy Schedule.

OTHER DEDUCTIONS. We also make the following other deductions from the Policy Account Value as they occur:

         1.       Charge for partial withdrawal of Net Cash Surrender Value;

         2. Surrender charges if during the first 15 Policy Years you surrender this policy for its Net Cash Surrender Value, reduce the Face Amount of insurance, or this policy lapses at the end of a Grace Period;

         3.       Charge for certain transfers of the Policy Account Value.


                           SURRENDERS AND WITHDRAWALS

SURRENDER FOR NET CASH SURRENDER VALUE.

         You may surrender this Policy for its Net Cash Surrender Value at any time while either Insured is living. The Net Cash Surrender Value of this Policy at any time is equal to the Policy Account Value on such date less any Surrender Charge, and less any outstanding policy loan and accrued interest. We will determine the Net Cash Surrender Value on the date we receive your signed written surrender request at our Home Office. Coverage under this Policy will end on the date you send the surrender request to us.

SURRENDER CHARGE. if you surrender this Policy for its Net Cash Surrender Value during the first 15 Policy Years, or if this Policy lapses during the first 15 Policy Years, we will deduct a Surrender Charge from the Policy Account Value. This Surrender Charge has two parts: the Deferred Administrative Charge and the Deferred Sales Charge. The amounts of such charges are shown in the Policy Schedule.

         If you request a reduction in the Face Amount during any of the first 15 Policy Years, we will deduct a pro rata Surrender Charge from the Policy Account Value as of the effective date of such reduction. The amount of such pro rata Surrender Charge will be the Surrender Charge multiplied by the amount of the reduction in the Face Amount divided by the Face Amount immediately prior to such reduction.

         We will allocate the pro rata Surrender Charge based on the proportion that your Guaranteed Account Value and the value in your Separate Accounts bear to the total unloaned Policy Account Value.

PARTIAL WITHDRAWAL Of NET CASH SURRENDER VALUE. After the first Policy Year, you may make a written request for a partial withdrawal of the Net Cash Surrender Value, subject to restrictions below and the minimum amount shown in the Policy Schedule. As of the date we receive your request at our Home Office, we will reduce the Policy Account Value by the amount withdrawn plus the expense charge for a partial withdrawal shown in the Policy Schedule. If Death Benefit Option A is in effect, we will reduce the Face Amount by such amount.

         We will allocate the withdrawal and expense charge based on the proportion that your Guaranteed Account Value and the value in your Separate Accounts bear to the total unloaned Policy Account Value.

         We reserve the right to decline your withdrawal request if: the Face Amount would be reduced below the minimum amount for which we would then issue this Policy under our rules; or we determine that the withdrawal would cause this Policy to fail to qualify as life insurance under applicable tax laws, as interpreted by us.

         If we approve your request, we will issue revised Policy Schedule pages reflecting the changes, if any. The revised pages will become a part of this Policy. We may require you to return the policy to make the change.

                             POLICY LOAN PROVISIONS

You may borrow from this Policy while it has a loan value. This Policy will be the only security for the loan. Any policy loan must be for at least the minimum amount shown in the Policy Schedule. The maximum amount which may be borrowed is the Net Cash Surrender Value. We will allocate the loan based on the proportion that your Guaranteed Account Value and the value of your Separate Accounts bear to the total unloaned Policy Account Value.

         The collateral for the loan will be the loan amount plus accrued interest to the next Policy Anniversary less interest at 4% per annum which will be earned to such Policy Anniversary. The collateral for the loan will be deducted from each account and transferred to the Loan Account. The collateral for any existing loan will be recalculated: (1) when loan interest is paid or treated as part of the loaned amount; (2) when a loan repayment is made; and (3) when a new loan is made.

EFFECT OF LOANS. A policy loan will have a permanent effect on your benefits under this Policy, even if it is repaid. The loan amount which is transferred to the Loan Account will be maintained separately.

INTEREST RATE CHARGED ON LOANS. We will charge interest on loans at the fixed yearly rate of 6%. Loan interest is due at the end of each Policy Year. If you do not pay the interest when it is due, we will add it to the outstanding loan. The unpaid interest will then be treated as part of the loaned amount and bear interest at the policy loan interest rate. We will allocate the unpaid interest based on the proportion that your Guaranteed Account Value and the value of your Separate Accounts bear to the total unloaned Policy Account Value.

LOAN INTEREST CREDITED. We will credit the Loan Account with interest at an effective annual rate we determine. This rate will not be less than 4%. We will determine such rate in advance of each calendar year. This rate will apply to the calendar year which follows the date of determination. Loan interest credited will be transferred to each of your Accounts: (1) when loan interest is paid or treated as part of the loaned amount; (2) when a loan repayment is made; and (3) when a new loan is made.

LOAN REPAYMENTS. You may repay all or part of a policy loan at any time while either Insured is alive and this Policy is in force. We will assume that any payments made while there is an outstanding loan on this Policy is a loan repayment, unless you tell us, in writing, that such is a premium payment.

         Repayments will first be allocated to the accounts based on the allocation of the outstanding loan from each account as of the date of repayment. Any repayment in excess of the amount of the outstanding loan will be allocated based on the amount of accrued interest for the outstanding loan.

         Failure to repay a loan or pay loan interest will not cause this policy to lapse unless the Net Cash Surrender Value on the Policy Processing Day is less than the monthly deduction due. In that event, the Grace Period provision will apply.


                               DIVIDEND PROVISIONS

         While this Policy is in force, we will determine its share in our divisible surplus once a year. It is not anticipated that dividends will be paid on this Policy. Any dividends paid will be credited on the Policy Anniversary. You may select one of the Dividend Options listed below. If you do not select any Option, we will pay any dividends under Option 2:

         1.       CASH. We will pay any dividend to you in cash.

         2. PREMIUM PAYMENT. We will consider the dividend to be a Net Premium. We will allocate it in accordance with the premium allocation schedule then in effect.

                                 PAYMENT OPTIONS

         Payments under these Options will not be affected by the investment experience of any Separate Account after proceeds are applied under such Options.

         Instead of being paid in one sum, the proceeds of this Policy may be paid under one of the Options below.

OPTION 1 - PROCEEDS AT INTEREST. We will pay interest on the proceeds at 12, 6, 3 or 1 month intervals, as elected. The interest per interval for each $1,000 of proceeds is shown in the table below:

                  INTERVAL IN MONTHS             AMOUNT OF INTEREST
                          12                         $   30.00
                           6                             14.89
                           3                              7.42
                           1                              2.47

OPTION 2 - INSTALMENTS OF A SPECIFIED AMOUNT. We will pay the proceeds in equal instalments of the amount elected with our consent at 12, 6, 3 or I month intervals. We will add interest on the balance of proceeds to such balance each year. We will pay instalments until the proceeds and interest are exhausted. The last instalment will be for the balance only of the proceeds and interest.

OPTION 3 - INSTALMENTS FOR A SPECIFIED PERIOD. We will pay the proceeds in the number of equal monthly instalments certain set forth in the election. We will base the amount of each instalment on the Option 3 table. If so elected, the instalments may be paid at 12, 6 or 3 month intervals. The amount of each instalment in such case will be the product of the monthly instalment and the factor shown in the table below:

                                              FACTOR APPLIED TO
                  INTERVAL IN MONTHS          MONTHLY INSTALMENT
                          12                        11.839
                           6                         5.963
                           3                         2.993

OPTION 4 - LIFE INCOME. We will use the proceeds to provide equal monthly instalments during the payee's life. We will pay the instalments, as elected, either without instalments certain or with instalments certain for 120 months, for 240 months, or until the proceeds are refunded.

         "Until the proceeds are refunded" means until the sum of the instalments paid by us equals the amount of proceeds settled under this Option. We will base the amount of each instalment on the Option 4 table.

OPTION 5 - JOINT AND SURVIVOR LIFE INCOME. We will use the proceeds to provide equal monthly instalments, with a number of instalments certain, during the joint lives of the payee and one other person and during the life of the survivor.

         We will pay the instalments certain for either 120 or 240 months, as elected. We will base the amount of each instalment on the Option 5 table.

DATE OF FIRST PAYMENT. We will make the first payment under Option 1 at the end of the first payment interval. We will make the first payment under Option 2, 3, 4 or 5 on the date on which the Option takes effect.

INTEREST. The interest rate underlying - all of the above Options is 3% per year. Additional interest may be declared each year by us. Such additional interest will:

         1.       increase the interest payment under Option 1,

         2.       be added to the proceeds under Option 2, or

         3.       increase the instalments certain under Option 3, 4 or 5.

WITHDRAWAL OR COMMUTATION. If expressly provided in the election of the Option but not otherwise, the payee will have the right to:

         1. withdraw all or part of the balance of the proceeds under Option I or 2; or

         2. take in one sum the commuted value of any balance of the instalments certain under Option 3, 4, or 5.

         Partial withdrawals will be subject to our published minimum amount limits in effect at the time the Option is elected. Such commuted value will be based on compound interest at a yearly rate of 3%. Under Option 4 or 5, no instalments other than instalments certain may be commuted.

         We may defer payment of the amount withdrawn or commuted for a period not exceeding 6 months.

SETTLEMENT AT DEATH OF PAYEE. After the death of the payee (the survivor in the case of Option 5), we will make payment as directed in the election of the Option- Such direction is subject to our approval.

The amount subject to such payment will be:

         1. any balance of proceeds, with accrued interest, under Option I or 2; or

         2. the value of any remaining instalments certain under Option 3, 4 or 5.

                   OPTION 3-INSTALMENTS FOR A SPECIFIED PERIOD

Monthly Instalments for Each $1,000 of the Proceeds of This Policy Settled Under
                                    Option 3

                 Monthly Installments Certain
                 ----------------------------
              No.                       Amount
              ---                       ------
              12                       $   84.47
              24                           42.86
              36                           28.99
              48                           22.06
              60                           17.91
              72                           15.14
              84                           13.16
              96                           11.68
             108                           10.53
             120                            9.61
             132                            8.86
             144                            8.24
             156                            7.71
             168                            7.26
             180                            6.87
             192                            6.53
             204                            6.23
             216                            5.96
             228                            5.73
             240                            5.51
             252                            5.32
             264                            5.15
             276                            4.99
             288                            4.84
             300                            4.71
             312                            4.59
             324                            4.47
             336                            4.37
             348                            4.27
             360                            4.18

                              OPTION 4-LIFE INCOME

Monthly Instalments for Each $1,000 of the Proceeds of This Policy Settled Under
 Option 4 Where the incomes are the same the longer certain period will apply.

                                        Number of Monthly Instalments
                                                   Certain
                          ---------------------------------------------------------
          Age of
          Payee*                                                             Until
                                                                           Proceeds
                            None             120             240              Are
            M                                                              Refunded
-----------------------------------------------------------------------------------
            5**           $    2.81        $   2.81        $   2.81        $   2.80
            6                  2.83            2.82            2.82            2.81
            7                  2.84            2.84            2.83            2.83
            8                  2.85            2.85            2.84            2.84
            9                  2.86            2.86            2.86            2.85

           10                  2.87            2.87            2.87            2.86
           11                  2.89            2.89            2.88            2.88
           12                  2.90            2.90            2.90            2.89
           13                  2.92            2.91            2.91            2.90
           14                  2.93            2.93            2.92            2.92

           15                  2.95            2.95            2.94            2.93
           16                  2.96            2.96            2.96            2.95
           17                  2.98            2.98            2.97            2.96
           18                  3.00            3.00            2.99            2.98
           19                  3.02            3.01            3.01            3.00

           20                  3.04            3.03            3.03            3.02
           21                  3.06            3.05            3.05            3.04
           22                  3.08            3.07            3.07            3.06
           23                  3.10            3.09            3.09            3.08
           24                  3.12            3.12            3.11            3.10

           25                  3.14            3.14            3.13            3.12
           26                  3.17            3.16            3.15            3.14
           27                  3.19            3.19            3.18            3.16
           28                  3.22            3.22            3.20            3.19
           29                  3.25            3.24            3.23            3.21

           30                  3.28            3.27            3.26            3.24
           31                  3.31            3.30            3.29            3.27
           32                  3.34            3.33            3.32            3.30
           33                  3.37            3.37            3.35            3.33
           34                  3.41            3.40            3.38            3.36

           35                  3.44            3.44            3.41            3.39
           36                  3.48            3.48            3.45            3.42
           37                  3.52            3.51            3.48            3.46
           38                  3.57            3.56            3.52            3.50
           39                  3.61            3.60            3.56            3.53

           40                  3.66            3.64            3.60            3.57
           41                  3.71            3.69            3.64            3.61
           42                  3.76            3.74            3.68            3.66
           43                  3.81            3.79            3.73            3.70
           44                  3.87            3.85            3.77            3.75

           45                  3.93            3.90            3.82            3.80
           46                  3.99            3.96            3.87            3.85
           47                  4.05            4.02            3.92            3.90
           48                  4.12            4.09            3.97            3.96
           49                  4.19            4.15            4.03            4.01

           50                  4.27            4.22            4.08            4.08
           51                  4.34            4.29            4.14            4.14
           52                  4.43            4.37            4.20            4.20
           53                  4.51            4.45            4.26            4.27
           54                  4.60            4.54            4.32            4.35

           55                  4.70            4.62            4.39            4.42
           56                  4.80            4.72            4.45            4.50
           57                  4.91            4.82            4.51            4.58
           58                  5.03            4.92            4.58            4.67
           59                  5.15            5.03            4.64            4.76

           60                  5.28            5.14            4.71            4.86
           61                  5.42            5.26            4.78            4.96
           62                  5.57            5.39            4.84            5.07
           63                  5.74            5.52            4.90            5.19
           64                  5.91            5.66            4.96            5.30

           65                  6.10            5.81            5.02            5.43
           66                  6.29            5.96            5.08            5.56
           67                  6.50            6.11            5.13            5.70
           68                  6.73            6.28            5.18            5.85
           69                  6.97            6.44            5.23            6.00

           70                  7.23            6.61            5.27            6.16
           71                  7.51            6.78            5.31            6.33
           72                  7.80            6.96            5.34            6.51
           73                  8.12            7.14            5.37            6.70
           74                  8.45            7.32            5.40            6.90

           75                  8.82            7.49            5.42            7.11
           76                  9.21            7.67            5.44            7.33
           77                  9.62            7.84            5.45            7.56
           78                 10.07            8.01            5.47            7.80
           79                 10.55            8.17            5.48            8.05

           80                 11.06            8.33            5.49            8.32
           81                 11.61            8.48            5.49            8.60
           82                 12.19            8.61            5.50            8.89
           83                 12.81            8.74            5.50            9.20
           84                 13.46            8.86            5.51            9.52

           85+                14.16            8.97            5.51            9.85

                                        Number of Monthly Instalments
                                                   Certain
                          ---------------------------------------------------------
          Age of
          Payee*                                                             Until
                                                                           Proceeds
                            None             120             240              Are
            F                                                              Refunded
-----------------------------------------------------------------------------------
            5**           $    2.75        $   2.75        $   2.75        $   2.74
            6                  2.76            2.76            2.76            2.75
            7                  2.77            2.77            2.77            2.76
            8                  2.78            2.78            2.78            2.77
            9                  2.79            2.79            2.79            2.78

           10                  2.80            2.80            2.80            2.79
           11                  2.81            2.81            2.81            2.80
           12                  2.82            2.82            2.82            2.82
           13                  2.83            2.83            2.83            2.83
           14                  2.85            2.85            2.84            2.84

           15                  2.86            2.86            2.86            2.85
           16                  2.87            2.87            2.17            2.86
           17                  2.89            2.89            2.88            2.88
           18                  2.90            2.90            2.90            2.89
           19                  2.92            2.92            2.91            2.91

           20                  2.93            2.93            2.93            2.92
           21                  2.95            2.95            2.94            2.94
           22                  2.96            2.96            2.96            2.95
           23                  2.98            2.98            2.98            2.97
           24                  3.00            3.00            2.99            2.99

           25                  3.02            3.02            3.01            3.01
           26                  3.04            3.04            3.03            3.02
           27                  3.06            3.06            3.05            3.04
           28                  3.08            3.08            3.07            3.06
           29                  3.10            3.10            3.09            3.09

           30                  3.13            3.12            3.12            3.11
           31                  3.15            3.15            3.14            3.13
           32                  3.18            3.17            3.16            3.15
           33                  3.20            3.20            3.19            3.18
           34                  3.23            3.23            3.22            3.20

           35                  3.26            3.26            3.24            3.23
           36                  3.29            3.29            3.27            3.26
           37                  3.32            3.32            3.30            3.29
           38                  3.35            3.35            3.33            3.32
           39                  3.39            3.38            3.37            3.35

           40                  3.42            3.42            3.40            3.38
           41                  3.46            3.46            3.43            3.42
           42                  3.50            3.50            3.47            3.45
           43                  3.54            3.54            3.51            3.49
           44                  3.59            3.58            3.55            3.53

           45                  3.63            3.63            3.59            3.57
           46                  3.68            3.67            3.63            3.61
           47                  3.73            3.72            3.68            3.66
           48                  3.79            3.77            3.72            3.70
           49                  3.84            3.83            3.77            3.75

           50                  3.90            3.89            3.82            3.80
           51                  3.97            3.95            3.88            3.86
           52                  4.03            4.01            3.93            3.91
           53                  4.10            4.08            3.99            3.97
           54                  4.18            4.15            4.04            4.03

           55                  4.25            4.22            4.11            4.10
           56                  4.34            4.30            4.17            4.17
           57                  4.42            4.38            4.23            4.24
           58                  4.52            4.47            4.30            4.31
           59                  4.61            4.56            4.37            4.39

           60                  4.72            4.66            4.44            4.48
           61                  4.83            4.76            4.51            4.56
           62                  4.95            4.86            4.58            4.66
           63                  5.07            4.98            4.65            4.75
           64                  5.21            5.10            4.72            4.86

           65                  5.35            5.22            4.79            4.97
           66                  5.51            5.36            4.86            5.08
           67                  5.67            5.50            4.93            5.20
           68                  5.85            5.65            5.00            5.33
           69                  6.04            5.80            5.06            5.47

           70                  6.25            5.96            5.12            5.61
           71                  6.47            6.14            5.18            5.76
           72                  6.71            6.31            5.23            5.93
           73                  6.97            6.50            5.28            6.10
           74                  7.26            6.69            5.32            6.28

           75                  7.56            6.89            5.35            6.48
           76                  7.90            7.09            5.39            6.68
           77                  8.26            7.29            5.41            6.90
           78                  8.65            7.49            5.43            7.13
           79                  9.07            7.69            5.45            7.38

           80                  9.53            7.89            5.47            7.64
           81                 10.03            8.08            5.48            7.91
           82                 10.57            8.26            5.49            8.21
           83                 11.16            8.43            5.49            8.51
           84                 11.79            8.59            5.50            8.83

           85+                12.48            8.74            5.50            9.18

*On birthday nearest to due date of first instalment.

**Ages 5 and under.

+Ages 85 and over.

                     OPTION 5-JOINT AND SURVIVOR LIFE INCOME

Monthly Instalments for Each $1,000 of the Proceeds of This Policy Settled Under
                                    Option 5


                                             WITH 120 MONTHLY INSTALMENTS CERTAIN
-----------------------------------------------------------------------------------------------------------------------------
Age of                                                      Age of Payee*
Payee*                                                         FEMALE
        ---------------------------------------------------------------------------------------------------------------------
MALE      50      51      52      53      54      55      56      57      58      59      60      61      62      63      64
-----------------------------------------------------------------------------------------------------------------------------
  50    $3.60   $3.63   $3.66   $3.69   $3.72   $3.75   $3.77   $3.80   $3.83   $3.85   $3.88   $3.90   $3.92   $3.95   $3.97
  51     3.62    3.65    3.68    3.71    3.74    3.77    3.80    3.83    3.86    3.89    3.91    3.94    3.97    3.99    4.01
  52     3.64    3.67    3.70    3.74    3.77    3.80    3.83    3.86    3.89    3.92    3.95    3.98    4.01    4.03    4.06
  53     3.66    3.69    3.72    3.76    3.79    3.82    3.86    3.89    3.92    3.96    3.99    4.02    4.05    4.08    4.11
  54     3.67    3.71    3.74    3.78    3.81    3.85    3.89    3.92    3.96    3.99    4.02    4.06    4.09    4.12    4.15

  55     3.69    3.72    3.76    3.80    3.84    3.87    3.91    3.95    3.99    4.02    4.06    4.10    4.13    4.17    4.20
  56     3.70    3.74    3.78    3.82    3.86    3.90    3.94    3.98    4.02    4.06    4.10    4.13    4.17    4.21    4.25
  57     3.72    3.76    3.80    3.84    3.88    3.92    3.96    4.00    4.05    4.09    4.13    4.17    4.21    4.25    4.29
  58     3.73    3.77    3.81    3.86    3.90    3.94    3.99    4.03    4.08    4.12    4.17    4.21    4.25    4.30    4.34
  59     3.74    3.79    3.83    3.87    3.92    3.96    4.01    4.06    4.10    4.15    4.20    4.25    4.29    4.34    4.38

  60     3.75    3.80    3.84    3.89    3.94    3.98    4.03    4.08    4.13    4.18    4.23    4.28    4.33    4.38    4.43
  61     3.77    3.81    3.86    3.91    3.95    4.00    4.05    4.11    4.16    4.21    4.26    4.32    4.37    4.42    4.48
  62     3.78    3.82    3.87    3.92    3.97    4.02    4.07    4.13    4.18    4.24    4.29    4.35    4.41    4.46    4.52
  63     3.79    3.83    3.88    3.93    3.99    4.04    4.09    4.15    4.21    4.26    4.32    4.38    4.44    4.50    4.56
  64     3.80    3.84    3.90    3.95    4.00    4.06    4.11    4.17    4.23    4.29    4.35    4.41    4.48    4.54    4.60

  65     3.80    3.85    3.91    3.96    4.01    4.07    4.13    4.19    4.25    4.31    4.38    4.44    4.51    4.58    4.64

  70     3.84    3.89    3.95    4.01    4.07    4.13    4.20    4.27    4.34    4.41    4.49    4.57    4.65    4.73    4.82

  75     3.86    3.92    3.98    4.04    4.11    4.17    4.25    4.32    4.40    4.48    4.57    4.66    4.75    4.84    4.94

  80     3.87    3.93    4.00    4.06    4.13    4.20    4.27    4.35    4.44    4.52    4.61    4.71    4.81    4.91    5.02

  WITH 120 MONTHLY INSTALMENTS CERTAIN
----------------------------------------
Age of             Age of Payee*
Payee*                FEMALE
           -----------------------------
MALE         65      70      75      80
----------------------------------------
  50       $3.99   $4.08   $4.14   $4.18
  51        4.04    4.13    4.20    4.25
  52        4.08    4.19    4.27    4.32
  53        4.13    4.25    4.34    4.40
  54        4.18    4.31    4.41    4.48

  55        4.23    4.37    4.48    4.56
  56        4.28    4.44    4.56    4.64
  57        4.33    4.50    4.64    4.73
  58        4.38    4.57    4.72    4.82
  59        4.43    4.64    4.80    4.92

  60        4.48    4.71    4.89    5.02
  61        4.53    4.77    4.98    5.12
  62        4.58    4.84    5.07    5.23
  63        4.62    4.91    5.16    5.34
  64        4.67    4.98    5.25    5.45

  65        4.71    5.05    5.35    5.57

  70        4.91    5.36    5.81    6.18

  75        5.05    5.62    6.23    6.78

  80        5.14    5.79    6.54    7.27


* On birthday nearest to due date of first instalment. The amount of the monthly instalment for any combination of egos not shown in this table will be furnished on request.


                                             WITH 240 MONTHLY INSTALMENTS CERTAIN
-----------------------------------------------------------------------------------------------------------------------------
Age of                                                      Age of Payee*
Payee*                                                         FEMALE
        ---------------------------------------------------------------------------------------------------------------------
MALE      50      51      52      53      54      55      56      57      58      59      60      61      62      63      64
-----------------------------------------------------------------------------------------------------------------------------
  50    $3.60   $3.63   $3.65   $3.68   $3.71   $3.73   $3.76   $3.79   $3.81   $3.84   $3.86   $3.88   $3.90   $3.92   $3.94
  51     3.61    3.64    3.67    3.70    3.73    3.76    3.79    3.82    3.84    3.87    3.89    3.92    3.94    3.96    3.98
  52     3.63    3.66    3.69    3.72    3.76    3.79    3.82    3.85    3.87    3.90    3.93    3.95    3.98    4.00    4.02
  53     3.65    3.68    3.71    3.76    3.78    3.81    3.84    3.87    3.90    3.93    3.96    3.99    4.02    4.04    4.07
  54     3.66    3.70    3.73    3.77    3.80    3.83    3.87    3.90    3.93    3.97    4.00    4.03    4.06    4.08    4.11

  55     3.68    3.71    3.75    3.79    3.82    3.86    3.89    3.93    3.96    4.00    4.03    4.06    4.09    4.12    4.15
  56     3.69    3.73    3.77    3.80    3.84    3.88    3.92    3.95    3.99    4.03    4.06    4.10    4.13    4.16    4.19
  57     3.70    3.74    3.78    3.82    3.86    3.90    3.94    3.98    4.02    4.06    4.09    4.13    4.17    4.20    4.24
  58     3.72    3.76    3.80    3.84    3.88    3.92    3.96    4.00    4.04    4.09    4.13    4.16    4.20    4.24    4.28
  59     3.73    3.77    3.81    3.85    3.90    3.94    3.98    4.03    4.07    4.11    4.15    4.20    4.24    4.28    4.31

  60     3.74    3.78    3.82    3.87    3.91    3.96    4.00    4.05    4.09    4.14    4.18    4.23    4.27    4.31    4.35
  61     3.75    3.79    3.84    3.88    3.93    3.97    4.02    4.07    4.12    4.16    4.21    4.26    4.30    4.35    4.39
  62     3.76    3.80    3.85    3.89    3.94    3.99    4.04    4.09    4.14    4.19    4.23    4.28    4.33    4.38    4.42
  63     3.77    3.81    1.86    3.91    3.95    4.00    4.05    4.10    4.16    4.21    4.26    4.11    4.36    4.41    4.46
  64     3.77    3.82    3.87    3.92    3.97    4.02    4.07    4.12    4.17    4.23    4.28    4.33    4.39    4.44    4.49

  65     3.78    3.83    1.88    3.93    3.98    4.03    4.08    4.14    4.19    4.25    4.30    4.36    4.41    4.46    4.52

  70     3.81    3.86    3.91    3.96    4.02    4.07    4.13    4.19    4.25    4.31    4.38    4.44    4.50    4.57    4.63

  75     3.82    3.87    3.92    3.98    4.03    4.09    4.16    4.22    4.28    4.35    4.42    4.48    4.55    4.62    4.69

  80     3.82    3.87    3.93    3.98    4.04    4.10    4.16    4.23    4.29    4.36    4.43    4.50    4.57    4.64    4.71

  WITH 240 MONTHLY INSTALMENTS CERTAIN
----------------------------------------
Age of             Age of Payee*
Payee*                FEMALE
           -----------------------------
MALE         65      70      75      80
----------------------------------------
  50       $3.96   $4.03   $4.06   $4.08
  51        4.00    4.08    4.12    4.14
  52        4.05    4.13    4.17    4.19
  53        4.09    4.18    4.23    4.25
  54        4.13    4.23    4.29    4.31

  55        4.18    4.29    4.35    4.38
  56        4.22    4.34    4.41    4.44
  57        4.27    4.40    4.47    4.50
  58        4.31    4.45    4.53    4.57
  59        4.35    4.50    4.59    4.63

  60        4.39    4.55    4.65    4.69
  61        4.43    4.61    4.71    4.76
  62        4.47    4.66    4.77    4.82
  63        4.50    4.70    4.83    4.88
  64        4.54    4.75    4.88    4.94

  65        4.57    4.79    4.93    5.00

  70        4.69    4.97    5.15    5.24

  75        4.76    5.07    5.28    5.38

  80        4.78    5.11    5.33    5.44

* On birthday nearest to due date of first instalment. The amount of the monthly instalment for any combination of ages not shown in this table will be furnished on request.

                     PROVIDENT MUTUAL LIFE INSURANCE COMPANY
                                      RIDER
                        GUARANTEED MINIMUM DEATH BENEFIT

POLICY NUMBER       9,000,000                   RIDER ISSUE DATE      01-01-1996




         This Rider is attached to and made part of this Policy.

         If during the term of this Rider, the Net Cash Surrender Value of the Policy to which it is attached is not sufficient to cover the monthly deductions, we will determine if the Minimum Guarantee Premium has been paid. If the Minimum Guarantee Premium has been paid while this Rider is in effect, the Policy will not go into the Grace Period as described in the Policy. If the Minimum Guarantee Premium has not been paid while this Rider is in effect, the Grace Period will begin.

         To determine whether the Minimum Guarantee Premium has been paid. the sum of the premiums paid into the Policy less any partial withdrawals and outstanding loans must equal or exceed the Minimum Guarantee Premium

DEATH BENEFIT GUARANTEE PERIOD. This Rider is in effect until the Policy Anniversary nearest the Older Insured's Attained Age 70 or 10 years after the Policy Date as shown on page 3 of the Policy Schedule, whichever is later,

COST. The cost of this Rider is $0.01 per $1,000 of Face Amount of the Policy to which this Rider is attached. This amount will be included in the monthly deductions for this Policy. The monthly deduction for this Rider will cease upon the termination of this Rider.

TERMINATION. This rider will terminate:

         1.       upon written request;

         2. upon surrender or other termination of the Policy to which it is attached;

         3. at the Policy Anniversary nearest the Older Insured's Attained Age 70 or 10 years after the Policy Date as shown on page 3 of the Policy Schedule, whichever is later; or

         4.       if the Death Benefit Option of the Policy is changed to Option
                  B.




Attached by PROVIDENT MUTUAL LIFE INSURANCE COMPANY on the issue date of this Rider.


                                        /s/ Robert W. Kloss
                                        -------------------------------------
                                        President and Chief Operating Officer

                     PROVIDENT MUTUAL LIFE INSURANCE COMPANY

                                      RIDER

                         CONVERTIBLE TERM LIFE INSURANCE

INSURED        JOHN DOE                 POLICY NUMBER 9,000,000

                                        RIDER ISSUE DATE 01-01-1996

         This Rider is attached to and made part of this Policy.

         The Company will pay the Beneficiary the amount of term insurance shown in the Policy Schedule for the Insured above, upon receipt of due proof of the Insured's death on or before the Expiry Date of this Rider. subject to the terms and conditions set forth below. Unless otherwise provided, the Owner and Beneficiary of this Rider are the same as the Owner and Beneficiary of the Policy to which this Rider is attached.

AMOUNT OF INSURANCE. The amount of term insurance is shown on Policy Schedule page 3, and will remain level until the Expiry Date, or until increased or decreased at the request of the Owner.

EXPIRY DATE. The Expiry Date of this Rider is the Policy Anniversary nearest age 100 of the Insured or the maturity date of the Policy to which it is attached, whichever occurs first.

COST. The cost of insurance for this Rider is included in the monthly deductions for the Policy to which this Rider is attached. It is determined by multiplying the monthly cost of insurance rate by the Insured's Insurance Amount divided by 1,000. The monthly deduction for this Rider will cease upon the termination of this Rider. The monthly cost of insurance rate is based on the Sex, Issue Age and Rider Class of the Insured and the Rider's duration. Monthly cost of insurance rates will be determined by us, based on our expectations as to future mortality costs and expenses. Any change in cost of insurance rates will be in accordance with the Changes In Policy Cost Factors Provision of the Policy. The cost of insurance rates will never be greater than the Guaranteed Monthly Rider Cost Per $1,000 of Insurance Amount shown in the Policy Schedule. Guaranteed maximum rates are based on the 1980 Commissioners' Standard Ordinary Nonsmoker or Smoker Mortality Table, Age Nearest Birthday plus any special risk factors for any extra rating.

COST OF DISABILITY WAIVER BENEFIT. If the Policy to which this Rider is attached has a Disability Waiver of Benefit rider, there will be an additional cost on each Policy Processing Day. The additional cost will be determined by multiplying the Rate Factor for the Insured's Attained Age by the Insurance Amount of this Rider divided by 1,000.

CONVERSION PRIVILEGE. At any time at or prior to attained age 60 and while this Rider is in full force, it may be converted to a new policy, subject to the conditions, set forth below, The new policy must:

                  1. have a Face Amount equal to the amount of term insurance provided under this Rider;

                  2. be on a life plan that is customarily issued by the Company on the issue date of the new policy in the same insurance amount as this Rider and in a Premium Class as defined below.

         Conversion will be made:

                  1.       without evidence of insurability; and

                  2.       upon written request and surrender of this Rider.

         NEW POLICY. The Policy Date of the new policy will be the date of conversion and will be on the form then in use by the Company. The premium for the new policy will be based on the age of the Insured at his or her birthday nearest the date of conversion and on the premium rates used by the Company on that date.

         PREMIUM CLASS. The Premium Class for the new policy will be the same class as this Rider.

                           (Continued on reverse side)

         EXTRA PREMIUM CLASS. If the class of this Rider is With Extra Rating, the extra rating for the new policy will be that in use by the Company on the issue date of the new policy.

         Such rating will correspond to the rating for the Policy to which this Rider is attached but will be adjusted for:

         1.       the plan of insurance under the new policy, and

         2.       the age of the Insured.

         CONVERSION OF DISABILITY WAIVER RIDER. At the Owner's request, the new policy may contain the Disability Waiver Benefit or Disability Waiver of Premium rider if:

         1. the Policy to which. this Rider is attached contains a disability waiver rider for the Insured above; and

         2.       conversion is made before the Insured's Attained Age 55.

         If the new policy is a flexible premium variable life insurance policy, only the Disability Waiver Benefit rider is available.

         The rider will be on the form in use by the Company on the issue date of the new policy, The cost of the rider will be based on:

         1. the age of the Insured at his or her birthday nearest the Policy Date of the new policy; and

         2.       the rates then in use by the Company.

CHANGE IN INSURANCE AMOUNT. After the first Policy Year, the amount of this Rider may be increased or decreased upon request of the Owner and approval of the Company, while this Rider is in force. Any change will be effective as of the next Policy Processing Day following the date we approve your written request, provided we have received any premium required for the change.

         You may request a change by completing an application for change, A copy of such application will be attached to new Policy Schedule pages which will be issued when the change is approved. The application for change and new Policy Schedule pages will become part of the Policy to which this Rider is attached. We may require you to return the Policy to make the change.

         INSURANCE AMOUNT INCREASE. You may request an Insurance Amount increase subject to the following:

         1. you must provide evidence satisfactory to the Company of the Insured's insurability in the same or better Rider Class in which this Rider was issued;

         2.       the Insured's Attained Age must be 75 years or less;

         3. you may not have increased the Insurance Amount of this Rider in the prior 12-month period;

         4.       the amount of the increase must be at least $25.000.

         5. we reserve the right to charge a reasonable fee for this transaction.


         Insurance Amount Decrease. You may request an Insurance Amount decrease subject to the following:

         1. the Insurance Amount after the decrease is not less than the minimum amount for which we would then issue this Rider under our rules; and

         2.       the amount of the decrease must be at least $25,000

TERMINATION. This Rider will terminate:

         1.       upon written request;

         2. on its Expiry Date or the prior surrender or other termination of the Policy to which it is attached; or

         3. upon exercise of the Policy Split Option Rider, if included with the Policy to which this Rider is attached.





Attached by PROVIDENT MUTUAL LIFE INSURANCE COMPANY on the issue date of this Rider.




                                           /s/ Robert W. Kloss
                                           -------------------------------------
                                           President and Chief Operating Officer

                     PROVIDENT MUTUAL LIFE INSURANCE COMPANY

                                      RIDER

                     4 YEAR SURVIVORSHIP TERM LIFE INSURANCE

POLICY NUMBER       9,000,000                   RIDER ISSUE DATE      01-01-1996




         This Rider is attached to and made part of this Policy.

         The Company will pay the Beneficiary the Rider Death Benefit upon receipt of due proof of both Insureds' death on or before the Expiry Date of this Rider, subject to the terms and conditions set forth below, Unless otherwise provided, the Owner and Beneficiary of this Rider are the same as the Owner and Beneficiary of the Policy to which this Rider is attached.

RIDER DEATH BENEFIT. The death benefit of this Rider is an amount equal to 1.25 multiplied by the Face Amount of the Policy, as shown in the Policy Schedule.

EXPIRY DATE. The Expiry Date of this Rider is the end of the fourth Policy Year.

COST. The cost of insurance for this Rider is included in the monthly deductions for the Policy to which this Rider is attached. It is determined by multiplying the monthly cost of insurance rate divided by 1,000 by the Rider Death Benefit. The monthly deduction for this Rider will cease upon the termination of this Rider.

         The monthly cost of insurance rate is based on each Insured's Sex, Issue Age and Premium Class and the Rider's duration. Monthly cost of insurance rates will be determined by us, based on our expectations as to future mortality costs and expenses. Any change in cost of insurance rates will be in accordance with the Changes In Policy Cost Factors Provision of the Policy. The cost of insurance rates will never be greater than the Guaranteed Monthly Rider Cost Per $1,000 of Insurance Amount shown in the Policy Schedule.

CHANGE IN RIDER DEATH BENEFIT. After the first Policy Year, the amount of this Rider may decrease if the Face Amount of the Policy is decreased. The death benefit, of the Rider will always equal 1.25 multiplied by the Face Amount shown in the Policy Schedule.

TERMINATION. This rider will terminate:

         1.       upon written request;

         2. on its Expiry Date or the prior surrender or other termination of the Policy to which it is attached; or

         3. upon exercise of the Policy Split Option Rider, if included with the Policy to which this Rider is attached.




Attached by PROVIDENT MUTUAL LIFE INSURANCE COMPANY on the issue date of this Rider.


                                           /s/ Robert W. Kloss
                                           -------------------------------------
                                           President and Chief Operating Officer

                    A GUIDE TO THE PROVISIONS OF THIS POLICY

                                                                            Page
                                                                            ----
Calculation of Values ..............................................       14-15
Death Benefit Provisions ...........................................       10-11
Definitions ........................................................           7
Description of Separate Accounts ...................................           6
Dividend Provisions ................................................          17
Endorsements .......................................................          21
General Provisions .................................................         7-8
Payment Options ....................................................          18
Policy Account Value: Allocations
  and Transfers ....................................................       13-14
Policy Description .................................................           2
Policy Loan Provisions .............................................          17
Policy Owner and Beneficiary
  Provisions .......................................................        9-10
Policy Specifications ..............................................         3-5
Premium Expense Charge .............................................          12
Premium Payment Provisions .........................................       11-12
Separate Accounts ..................................................       12-13
Surrenders and Withdrawals .........................................          16

    Flexible Premium Adjustable Survivorship Variable Life Insurance Policy. Insurance Proceeds payable upon death of the last surviving Insured before Final Policy Date. Policy Account Value payable on Final Policy Date. Values provided by this Policy are based on declared interest rates of the Guaranteed and Loan
       Accounts and on the investment experience of the Separate Accounts
                                 Participating.





                                     [LOGO]


             PROVIDENT MUTUAL LIFE INSURANCE COMPANY OF PHILADELPHIA
              1600 Market Street, Philadelphia, Pennsylvania 19103

                              PROVIDENT MUTUAL LIFE
                              INSURANCE COMPANY OF
                                  PHILADELPHIA

                           PHILADELPHIA, PENNSYLVANIA

        INSURED 1               JOHN DOE        35, MALE        ISSUE AGE/SEX
        INSURED 2               JANE DOE        35, FEMALE      ISSUE AGE/SEX

        POLICY NUMBER           9,000,000       01-01-1996      POLICY ISSUE DATE

        FACE AMOUNT             $200,000        01-01-1996      POLICY DATE
        DEATH BENEFIT           OPTION A


PROVIDENT MUTUAL LIFE INSURANCE COMPANY OF PHILADELPHIA agrees:

     - To pay the Beneficiary of this Policy the Insurance Proceeds upon receipt of due proof of the death of both Insureds;

     - To provide you (the Policy Owner) with the other rights and benefits under this Policy.

These agreements are subject to the provisions of this Policy. The Policy does not pay a benefit upon the death of the first of the Insureds to die, but only upon the death of the last surviving Insured.

THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE INSURANCE COVERAGE, OR BOTH, MAY BE VARIABLE OR FIXED, AS DESCRIBED ON PAGE 10.

THE PORTION OF THE POLICY ACCOUNT VALUE THAT IS IN A SEPARATE ACCOUNT MAY INCREASE OR DECREASE, DEPENDING UPON THE UNIT VALUE OF SUCH SEPARATE ACCOUNT, WHICH IN TURN DEPENDS UPON THE INVESTMENT EXPERIENCE OF THE CORRESPONDING PORTFOLIO OF A DESIGNATED INVESTMENT COMPANY. THE INVESTMENT OPTIONS FOR THIS POLICY ARE DESCRIBED ON PAGE 6. THERE IS NO GUARANTEED MINIMUM FOR THE PORTION OF YOUR POLICY ACCOUNT VALUE IN THE SEPARATE ACCOUNTS.

The portion of the Policy Account Value that is in the Guaranteed Account and the Loan Account will accumulate, after deductions, at rates of interest we determine. Such rates will not be less than 4% a year.

Please read this Policy with care. A guide to its provisions is on the last page. A description is on page 2. Any additional benefit riders and copies of the Applications are included in this Policy after page 20.

                 This is a legal contract between the Owner and
            Provident Mutual Life Insurance Company of Philadelphia.

                           READ THIS POLICY CAREFULLY

RIGHT TO EXAMINE POLICY. YOU MAY EXAMINE THIS POLICY AND IF FOR ANY REASON YOU ARE NOT SATISFIED WITH IT, YOU MAY CANCEL IT BY RETURNING THE POLICY TO US WITH A WRITTEN REQUEST NO LATER THAN: (a) 10 DAYS AFTER YOU RECEIVE IT; (b)OR 45 DAYS AFTER PART I OF THE APPLICATION WAS SIGNED. ALL YOU HAVE TO DO IS TAKE THIS POLICY OR MAIL IT TO OUR HOME OFF ICE AT 1600 MARKET STREET, PHILADELPHIA, PENNSYLVANIA 19103, OR TO ONE OF OUR OFFICES OR TO THE REPRESENTATIVE WHO SOLD IT TO YOU. IF YOU DO THIS, WE WILL REFUND AN AMOUNT EQUAL TO THE PREMIUMS YOU PAID UNDER THIS POLICY.

     Attest
                                        /s/ Robert W. Kloss
                                        -------------------------------------
                                        President and Chief Executive Officer
     Registrar

                                  VARIABLE LIFE

[LOGO]                                                                    [LOGO]

    Flexible Premium Adjustable Survivorship Variable Life Insurance Policy, Insurance Proceeds payable upon death of the last surviving Insured before Final Policy Date. Policy Account Value payable on Final Policy Date. Values provided by this Policy are based on declared interest rates of the Guaranteed and Loan
      Accounts and on the investment experience of the Separate Accounts.
                                 Participating.

                               POLICY DESCRIPTION

This is a flexible premium adjustable survivorship variable life insurance policy.

Net premiums are allocated at your direction to one or more of the Separate Accounts and/or the Guaranteed Account.

The Separate Accounts invest in securities and other investments whose value is subject to market fluctuation and investment risk. There is no guarantee of principal or investment return.

The Guaranteed Account earns interest at rates we declare in advance. The rates are guaranteed to equal or exceed 4%. The principal, after deductions, is also guaranteed.

The duration of life insurance coverage depends on the Net Cash Surrender Value except that during the first two Policy Years, your Policy will remain in force if the sum of the premiums paid less loans and partial withdrawals equals or exceeds the Minimum Guarantee Premium.

If Death Benefit Option A has been selected, the death benefit is the Face Amount of this Policy and the amount of the death benefit is fixed, except where it is a percentage of the Policy Account Value. If Death Benefit Option B has been selected, the death benefit is the Face Amount of this Policy plus the Policy Account Value. The amount of the death benefit under Option B is variable. Under either Option, the death benefit will not be less than a percentage of the Policy Account Value.

To compute the Insurance Proceeds payable upon the death of the last surviving Insured, we start with the death benefit and adjust this amount if there is a loan.

We make monthly deductions from the Policy Account Value to cover the cost of benefits provided under this Policy, including the cost of any benefits provided by rider. We will allocate such deductions to the Separate Accounts and the Guaranteed Account in accordance with your instructions.

If you surrender this Policy for its Net Cash Surrender Value or reduce the Fact Amount of insurance during the first 15 Policy Years, we will deduct any applicable surrender charges from the Policy Account Value.

We will pay the proceeds under this Policy in one sum unless a Payment Option is in force. If you elect a Payment Option, it will apply to payment of the Net Cash Surrender Value if you surrender this Policy or to the Insurance Proceeds aid to the Beneficiary when the last surviving Insured dies. If a Payment Option is not in force when the last surviving Insured dies, the Beneficiary will be able to elect a Payment Option for Insurance Proceeds,

If this Policy lapses, coverage will end. If such occurs, you may be able to reinstate this Policy within three full years with full benefits.

As Policy Owner, you have these rights in this Policy, among others, subject to the terms, conditions and limits in this Policy:

     -    You may make premium payments at any time and of any amount.

     - You may change the allocation of premiums and deductions among your investment options.

     -    You may decrease the Face Amount of insurance.

     -    You may change the Death Benefit Option.

     -    You may transfer amounts among your investment options.

     -    You may borrow on this Policy.

     -    You may make a partial withdrawal of the Net Cash Surrender Value.

     -    You may surrender this policy for its Net Cash Surrender Value.

     - You may change the Beneficiary of the Insurance Proceeds of this Policy.

     -    You may assign this Policy and change the Owner.

This is only a summary of what the policy provides. You should read the entire policy carefully as its terms govern your rights and our obligations.

                                 POLICY SCHEDULE


        INSURED 1       JOHN DOE        35, MALE        ISSUE AGE/SEX
        INSURED 2       JANE DOE        35, FEMALE      ISSUE AGE/SEX

        POLICY NUMBER   9,000,000       01-01-1996      POLICY ISSUE DATE

        FACE AMOUNT     $200,000        01-01-1996      POLICY DATE

        DEATH BENEFIT   OPTION A        01-01-2061      FINAL POLICY DATE

        PREMIUM CLASS
        INSURED 1       STANDARD SMOKER
        INSURED 2       STANDARD SMOKER

        BENEFITS

FLEXIBLE PREMIUM SURVIVORSHIP VARIABLE LIFE INSURANCE -
   INITIAL FACE AMOUNT $200,000

RIDER - GUARANTEED MINIMUM DEATH BENEFIT

RIDER - $100,000 CONVERTIBLE TERM LIFE INSURANCE - INSURED I
     RIDER CLASS - STANDARD SMOKER

RIDER - 4 YEAR SURVIVORSHIP TERM LIFE INSURANCE

THIS POLICY PROVIDES LIFE INSURANCE COVERAGE ON THE INSUREDS UNTIL THE FINAL POLICY DATE, PROVIDED THE NET CASH SURRENDER VALUE IS SUFFICIENT TO COVER THE DEDUCTIONS FOR THE COST TO THAT DATE OF THE BENEFITS OF THIS POLICY AND OF ANY RIDERS. YOU MAY HAVE TO PAY MORE THAN THE PREMIUMS SHOWN BELOW TO KEEP THIS POLICY AND COVERAGE IN FORCE TO THAT DATE, AND TO KEEP ANY ADDITIONAL RIDER$ IN FORCE.

MINIMUM INITIAL PREMIUM - $1,019.50

PLANNED PERIODIC PREMIUM - $2,000.00 PAYABLE YEARLY

MINIMUM ANNUAL PREMIUM - $1,019-50
MINIMUM PAYMENT - $25.00

MINIMUM FACE AMOUNT - $200,000

PARTIAL WITHDRAWAL - MINIMUM AMOUNT $1,500

TRANSFERS - MINIMUM AMOUNT $1,000

POLICY LOAN - FIXED 6% POLICY LOAN INTEREST RATE
          MINIMUM LOAN AMOUNT $500

                                 POLICY SCHEDULE
                                   (CONTINUED)

                                                          POLICY NUMBER 9000000

                                 EXPENSE CHARGES

PREMIUM EXPENSE CHARGE

     CONSISTS OF THE FOLLOWING:

     1. A PREMIUM TAX CHARGE OF 2.00% WILL BE DEDUCTED FROM EACH PREMIUM PAYMENT FOR STATE AND LOCAL PREMIUM TAXES. WE RESERVE THE RIGHT TO CHANGE THIS PERCENTAGE IF THE APPLICABLE LAW CHANGES OR THE INSUREDS' RESIDENCE CHANGES.

     2. A PERCENT OF PREMIUM CHARGE NOT EXCEEDING 5% WILL BE DEDUCTED FROM EACH PREMIUM PAYMENT.

     3. A FEDERAL INCOME TAX CHARGE OF 1.25% WILL BE DEDUCTED FROM EACH PAYMENT FOR APPLICABLE FEDERAL TAXES. WE RESERVE THE RIGHT TO CHANGE THIS PERCENTAGE IF THE APPLICABLE LAW CHANGES OUR TAX BURDEN.

INITIAL ADMINISTRATIVE CHARGE

     $39.50 DEDUCTED FROM THE POLICY ACCOUNT VALUE ON THE FIRST 12 POLICY PROCESSING DAYS,

MONTHLY ADMINISTRATIVE CHARGE

     $9.50 DEDUCTED MONTHLY FROM THE POLICY ACCOUNT VALUE. WE RESERVE THE RIGHT TO INCREASE THIS CHARGE, BUT IT WILL NOT BE GREATER THAN $18 A MONTH.

FOR PARTIAL WITHDRAWAL OF NET CASH SURRENDER VALUE

     $25 DEDUCTED FROM THE POLICY ACCOUNT VALUE WHENEVER YOU MAKE A PARTIAL WITHDRAWAL.

FOR TRANSFERS

     AFTER THE FIRST FOUR TRANSFERS OF AMOUNTS AMONG YOUR INVESTMENT OPTIONS DURING A POLICY YEAR, WE WILL CHARGE $25 FOR EACH ADDITIONAL TRANSFER DURING THAT POLICY YEAR.

                                 POLICY SCHEDULE
                                   (CONTINUED)

                                                          POLICY NUMBER 9000000

                                SURRENDER CHARGES

IF THIS POLICY IS SURRENDERED OR LAPSES DURING THE FIRST 15 POLICY YEARS, WE WILL DEDUCT A SURRENDER CHARGE FROM THE POLICY ACCOUNT VALUE IN DETERMINING ITS NET CASH SURRENDER VALUE. THE SURRENDER CHARGE CONSISTS OF THE DEFERRED ADMINISTRATIVE CHARGE AND THE DEFERRED SALES CHARGE.

THE DEFERRED ADMINISTRATIVE CHARGE AT ANY TIME DURING THE POLICY YEAR IS $300 MULTIPLIED BY THE FACTOR IN THE TABLE BELOW FOR THAT YEAR, LESS THE AMOUNT OF ANY PRO RATA DEFERRED ADMINISTRATIVE CHARGE PREVIOUSLY PAID UNDER THIS POLICY.

THE DEFERRED SALES CHARGE AT ANY TIME DURING THE POLICY YEAR IS EQUAL TO (A) MINUS (B) WHERE: (A) IS THE LESSER OF: (1) THE MAXIMUM CHARGE SHOWN IN THE TABLE BELOW FOR THAT YEAR; OR (2) AN AMOUNT EQUAL TO 25% OF THE FIRST $1,050.00 IN PREMIUM PAYMENTS RECEIVED DURING THE FIRST POLICY YEAR PLUS 4% OF ALL OTHER PREMIUM PAYMENTS PAID TO SUCH TIME; AND (B) IS THE AMOUNT OF ANY PRO RATA DEFERRED SALES CHARGE PREVIOUSLY PAID UNDER THIS POLICY.

      POLICY              MAXIMUM
       YEAR    FACTOR     CHARGE
         1      1.0       $525.00
         2      1.0       $525.00
         3      1.0       $525.00
         4      1.0       $525.00
         5      1.0       $525.00
         6      1.0       $525.00
         7      1.0       $525.00
         8      1.0       $525.00
         9      1.0       $525.00
        10      1.0       $525.00
        11      1.0       $525.00
        12      0.8       $420.00
        13      0.6       $315-00
        14      0.4       $210.00
        15      0.2       $105.00

IF THE FACE AMOUNT OF THIS POLICY IS DECREASED AT ANY TIME DURING THE FIRST 15 POLICY YEARS, A PRO RATA SHARE OF THE SURRENDER CHARGE WILL BE DEDUCTED.


                                   PAGE 4A

                                 POLICY SCHEDULE
                                   (CONTINUED)

                                                          POLICY NUMBER 9000000

                   GUARANTEED MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK

      POLICY
       YEAR          RATE
         1         0.000425
         2         0.001400
         3         0.002617
         4         0.004133
         5         0.006050
         6         0.008450
         7         0.011533
         8         0.015217
         9         0.019717
        10         0.025042
        11         0.031442
        12         0.038858
        13         0.047592
        14         0.057683
        15         0.069583
        16         0.083575
        17         0.099933
        18         0.119308
        19         0.142667
        20         0.169908
        21         0.201242
        22         0.236908
        23         0.276350
        24         0.319875
        25         0.368033
        26         0.422867
        27         0.487850
        28         0.564575
        29         0.658858
        30         0.768567
        31         0.895558
        32         1.034625
        33         1.188475
        34         1.349633
        35         1.529792
        36         1.729708
        37         1.966742
        38         2.248992
        39         2.584325
        40         2.972941
        41         3,415241
        42         3.899642
        43         4.417859
        44         4.964283
        45         5.549692
        46         6.192758
        47         6.909441
        48         7.717308
        49         8.624249
        50         9.654408
        51        10.702042
        52        11.843484
        53        12.963417
        54        14.202384
        55        15.392966
        56        16.712233
        57        18.101366
        58        19.602367
        59        21.327917
        60        23.446426
        61        26.541808
        62        31.375642
        63        39.612883
        64        54.663725
        65        83.333333

                                 POLICY SCHEDULE

                                   (CONTINUED)


INSURED   JOHN DOE                                      POLICY NUMBER    9000000


                      CONVERTIBLE TERM LIFE INSURANCE RIDER
          GUARANTEED MONTHLY RIDER COST PER $1,000 OF INSURANCE AMOUNT


         ATTAINED
           AGE                 RATE
            35                0.21917
            36                0.23417
            37                0.25333
            38                0.27500
            39                0.30000
            40                0.32833
            41                0,36167
            42                0.39583
            43                0.43500
            44                0.47583
            45                0.52250
            46                0.56917
            47                0.62000
            48                0.67333
            49                0.73333
            50                0.79167
            51                0.87000
            52                0.95167
            53                1.04500
            54                1.16000
            55                1.26167
            56                1.38250
            57                1.50760
            58                1.64083
            59                1.77917
            60                1.93250
            61                2.10500
            62                2.29917
            63                2.51917
            64                2.76167
            65                3.02417
            66                3.29750
            67                3.58417
            68                3.87917
            69                4.19333
            70                4,54000
            71                 .92417
            72                5.36083
            73                5.85250
            74                6.38833
            76                6,98083
            76                7.59167
            77                8.21000
            78                8.82583
            79                9.45750
            80               10.13250
            81               10.86750
            82               11.68333
            83               12.58583
            84               13.54083
            85               14.51667
            86               15.48167
            87               16.42167
            88                1744750
            89               18.46000
            90               19.47417
            91               20.51000
            92               21.61083
            93               23.02500
            94               24.84583
            95               27.49667
            96               32.04583
            97               40.01667
            98               54.83167
            99               83.33333

                                      PAGE 5B

                                 POLICY SCHEDULE

                                   (CONTINUED)

                                                          POLICY NUMBER 90000O0

                  4 YEAR SURVIVORSHIP TERM LIFE INSURANCE RIDER
            GUARANTEED MONTHLY RIDER COST PER $1,000 OF FACE AMOUNT

                          POLICY
                           YEAR               RATE
                             1              0.030000

                             2              0.030000

                             3              0.030000

                             4              0.030000


                                       PAGE 5C

                                 POLICY SCHEDULE
                                   (CONTINUED)


         NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST:

                  Neuberger & Berman Limited Maturity Bond Subaccount Neuberger & Berman Partners Subaccount


         VAN ECK WORLDWIDE INSURANCE TRUST:

                  Van Eck Worldwide Bond Subaccount
                  Van Eck Worldwide Emerging Markets Subaccount
                  Van Eck Worldwide Hard Assets Subaccount
                  Van Eck Worldwide Real Estate

                                  SCHEDULE A-3

         PROVIDENT MUTUAL VARIABLE ZERO COUPON BOND SEPARATE ACCOUNT:

                   Maturity Date of Series: February 15, 2006

                                    Page 6A

                                 POLICY SCHEDULE
                                   (CONTINUED)

                               ALLOCATION OPTIONS

                                  SCHEDULE A-1


        THE MARKET STREET FUND, INC.:

                  Provident Mutual Variable Large Cap Growth Subaccount Provident Mutual Variable Large Cap Value Subaccount Provident Mutual Variable Small Cap Growth Subaccount Provident Mutual Variable Small Cap Value Subaccount Provident Mutual Variable Growth Separate Account
                  Provident Mutual Variable Aggressive Growth Separate Account Provident Mutual Variable Bond Separate Account
                  Provident Mutual Variable Managed Separate Account
                  Provident Mutual Variable Money Market Separate Account Provident Mutual Variable International Separate Account


                                  SCHEDULE A-2

         THE ALGER AMERICAN FUND:
                  Alger American Small Capitalization Subaccount

         VARIABLE INSURANCE PRODUCTS FUND (VIP) OR THE
         VARIABLE INSURANCE PRODUCTS FUND II (VIP II):

                  Fidelity Asset Manager Subaccount (VIP II)
                  Fidelity Contrafund Subaccount (VIP II)
                  Fidelity Equity-Income Subaccount (VIP)
                  Fidelity Growth Subaccount (VIP)
                  Fidelity High Income Subaccount (VIP)
                  Fidelity Index 500 Subaccount (VIP II)
                  Fidelity Investment Grade Bond Subaccount (VIP II) Fidelity Overseas Subaccount (VIP)

                                   DEFINITIONS

ATTAINED AGE. For each Insured, the Issue Age of such Insured plus the number of full Policy Years since the Policy Date.

CASH SURRENDER VALUE. The Policy Account Value minus any applicable surrender charges.

INSURANCE PROCEEDS. The net amount to be paid to the Beneficiary when the last surviving Insured dies. (See Amount of Insurance Proceeds provision.)

INSURED. The persons named as the Insureds on the first page. They need not be the Owner.

LOAN ACCOUNT. The account to which we transfer the amount of any policy loan from the Separate Accounts and Guaranteed Account.

MINIMUM GUARANTEE PREMIUM. The Minimum Annual Premium multiplied by the number of months since the Policy Date, including the current month, divided by 12,

NET CASH SURRENDER VALUE. The Policy Account Value minus any applicable surrender charges, minus outstanding policy loans and accrued interest,

NET PREMIUM. The remainder of a premium after deduction of the Premium Expense Charge.

POLICY ACCOUNT VALUE. The sum of this Policy's values in the Separate Accounts, the Guaranteed Account and the Loan Account.

POLICY ANNIVERSARY. The same day and month as the Policy Date in each later year.

POLICY PROCESSING DAY. The day in each calendar month which is the same day of the month as the Policy Date, The first Policy Processing Day is the Policy Date.

POLICY YEAR. A year that starts on the Policy Date or on a Policy Anniversary.

WE, OUR, US AND COMPANY. Provident Mutual Life Insurance Company of Philadelphia, a Pennsylvania Corporation.

YOU AND YOUR. The Owner of this Policy.

                               GENERAL PROVISIONS

THE CONTRACT. This Policy is issued in consideration of payment of the Minimum Initial Premium shown in the Policy Schedule. This Policy and the initial Applications, copies of which are attached, all subsequent Applications to change the policy, all additional Policy Schedule pages and any endorsements or riders added to this Policy, form the whole contract. We assume that all statements in the Applications were made to the best of the knowledge and belief of the persons who made them; in the absence of fraud they are assumed to be representations and not warranties. We relied on those statements when we issued or changed this Policy. We will not use any statement, unless made in the Applications, to void this Policy or to deny a claim.

POLICY MODIFICATIONS. Only the President or a Vice President of the Company may agree to modify any this Policy, and then only in writing. No agent may bind the Company by making any promise not contained in the Policy.

SUICIDE EXCLUSION. If both Insureds, whether sane or insane, die by suicide within two years from the Policy Issue Date, or if the last surviving Insured, whether sane or insane, dies by suicide within such two year period, or if the surviving Insured lives more than 90 days beyond the date that the first death occurred by suicide and a policy exchange is not made, our payment will be limited to the sum of premiums paid, minus any loan and loan interest and any partial withdrawals of Net Cash Surrender Value. At the end of the second Policy Year, we will notify you and request notification of the death of any Insured. Failure to provide timely notice will not avoid the Suicide Exclusion.

SUICIDE SURVIVOR BENEFIT. If, within two years from the Policy Issue Date, one of the Insureds commits suicide and the surviving Insured dies (not by suicide) within 90 days of the first death, the amount we will pay the beneficiary upon the death of such surviving Insured will equal the Proceeds at Death. We will make payment subject to the provisions of this policy, including receipt of due proof that the surviving Insured died within such 90-day period.

         If the first death occurs by suicide within two years from the Policy Issue Date, you may exchange this policy for a new policy on the life of the surviving Insured. You must make the exchange within 90 days after the first death. We must receive the completed application for the exchange and first modal premium during this 90-day period. The exchange will be made without evidence of insurability.

         The new policy will have the same Face Amount as this policy on the date of the first death or such lower amount allowed by our rules in effect at the time of such exchange. The issue date for the new policy will be the 91st day after the first death. The premium for the new policy will be based on the rates in effect on that date for the surviving Insured's age on the issue date of the new policy and for the same premium class as this policy. The new policy must be on a permanent whole life plan under the rules of the Company then in effect as to plan, amount, age and premium class. The new policy cannot be a variable life insurance policy, unless we approve such a request. The new policy cannot involve any other life.

         The new policy may contain additional benefit riders subject to our consent and evidence of the surviving Insured's insurability satisfactory to us. Evidence of insurability will not be required for a Disability Waiver Rider if:
(a) such rider is in effect for this policy as to the surviving Insured immediately before the first death; and (b) the surviving Insured was not then totally disabled as defined in such rider.

         A copy of the application on the surviving Insured for this policy will be made a part of the new policy. The Suicide Exclusion and Incontestability Periods for the new policy will begin on the Policy Issue Date for this Policy.

MISSTATEMENT OF AGE OR SEX. If the stated age or Sex of either Insured is not correct, the death benefit and any benefits provided by riders to this Policy shall be those which would be purchased by the most recent deduction for the cost of insurance and the cost of any benefits provided by such riders, at the correct age and Sex for each Insured. There is no adjustment to the Policy Account Value.

INCONTESTABILITY. We have the right to contest the validity of this Policy based on material misstatements made in the initial Applications for this Policy. We also have a right to contest the validity of any policy change based on material misstatements made in any Application for that change. However, we will not contest this Policy after it has been in force during the lifetime of each Insured for two years from the Policy Issue Date, except for nonpayment of the Minimum Initial Premium.

         At the end of the second Policy Year, the Company will notify you and request notification of the death of any Insured. Failure to provide timely notice of death will not avoid a contest and could result in a contest even if premiums continue to be paid.

         We will not contest any policy change that requires evidence of insurability, or any reinstatement of this policy, after such change or reinstatement has been in effect for two years during each Insured's lifetime. See any supplementary benefit riders for modifications that apply to them.

PERIODIC REPORT. At least once a year we will send you a report for this Policy. It will show: (1) the current Death Benefit; (2) the current Policy Account Value; (3) the Guaranteed Account Value; (4) the Loan Account Value; (5) the value in each Separate Account; (6) premiums paid since the last report; (7) charges deducted since the last report; (8) any partial withdrawals of Net Cash Surrender Value since the last report; (9) any policy loans and accrued interest; (10) the current Net Cash Surrender Value; (11) any other information that may be required when and where this Policy is delivered.

         You may ask for a similar report at some other time. We have the right to make a reasonable charge for the reports that you ask for, and to limit the scope and frequency of such reports.

PAYMENTS. We will usually pay any amounts payable as a result of surrender, partial withdrawal or policy loan within 7 days after we receive your written request at our Home Office in a form satisfactory to us. We will usually pay the Insurance Proceeds within 7 days after we receive proof of the death of both Insureds at our Home Office and all other requirements deemed necessary are met.

         However, payment may be postponed if we are not able to sell securities or determine the value of the assets of the Separate Accounts because:

         1.       the New York Stock Exchange is closed;

         2. the Securities and Exchange Commission (SEC) requires trading to be restricted or declines an emergency; or

         3. the SEC by order permits us to defer payments for the protection of Policy Owners.

         As to amounts allocated to the Guaranteed Account, we may defer payment of any withdrawal or surrender of Net. Cash Surrender Value and the making of a loan for up to six months after we receive your written request at our Home Office.

         We will allow interest, at a rate of 3% a year, on any payment we defer for 30 days or more under this provision.

POLICY CHANGES - TAX CONSIDERATIONS. In order to receive the tax treatment accorded to life insurance under federal tax laws, this Policy must qualify and continue to qualify as life insurance under the Internal Revenue Code. We reserve the right to decline to accept a premium payment, to decline to change the Death Benefit Option, or to decline a partial withdrawal which would cause this Policy to fail to qualify as life insurance under the applicable tax law, as interpreted by us. We also reserve the right to make changes in this Policy or to riders or to make distributions from this Policy to the extent we deem such to be necessary for this Policy to continue to qualify as life insurance. Such changes will apply uniformly to all affected policies. You will receive advance written notification of such changes.

CHANGES IN POLICY COST FACTORS. Changes in credited interest rates, cost of insurance charges, Percent of Premium Charge, mortality and expense risk charges, and Monthly Administrative Charges will be by class and will be based upon changes in future expectations for such factors as:

                  a.       investment earnings;

                  b.       mortality;

                  c.       persistency;

                  d.       expenses; and

                  e.       taxes.

         Any change will be determined in accordance with the procedures and standards on file, if required, with the insurance supervisory official of the state in which this policy is delivered.

POLICY ILLUSTRATIONS. Upon request, we will provide an illustration of the future benefits under this Policy. We reserve the right to charge a reasonable fee for this service if you request more than one policy illustration during a Policy Year.


                    POLICY OWNER AND BENEFICIARY PROVISIONS

OWNERSHIP. Unless otherwise stated in the Applications or later changed, the Owner of this Policy is the Insureds. After the death of the first Insured, the surviving Insured will be the Owner, unless a different Owner is named in the applications. While both or one of the Insureds are living, the Owner is entitled to exercise any right and privilege granted by this Policy or by us. These rights end at the death of the last surviving Insured. if both or one of the Insureds is living on the Final Policy Date shown in the Policy Schedule and while this Policy is in force, we will pay you, the Owner, the Policy Account Value on that date, less any outstanding policy loan and accrued loan interest. This Policy will then end. If you are not the Insured and you die while both or one of the Insureds is still living, all rights will vest in your estate, unless otherwise provided.

BENEFICIARY. The Beneficiary is entitled to the Insurance Proceeds under this Policy. The Beneficiary is as named in the Applications, unless later changed. When a Beneficiary is designated, any relationship shown is to the Insureds, unless otherwise stated. If two or more persons are named, those surviving both Insureds will share the Insurance Proceeds equally, unless otherwise stated. The interest of any beneficiary who dies before the last surviving Insured will vest in you, unless otherwise provided. If none of the persons named as Beneficiary survive both Insureds, we will pay the Insurance Proceeds in one sum to the estate of the last surviving Insured to die.

CHANGES. While either Insured is living, you may change the Owner or Beneficiary by written notice in a form satisfactory to us, The change will take effect as of the date you sip the notice, even if an Insured or an Owner dies before we receive it, except that it will not apply to any payment or other action we take before we receive the notice at our Home Office. If you change the Beneficiary, any previous arrangement you made under the Payment Options provision is cancelled.

ASSIGNMENT. You may assign this Policy but we will not be bound by any assignment unless it is in writing and we have received it at our Home Office. Your rights and those of any other person referred to in this Policy will be subject to the assignment. All assignments are subject to any indebtedness on the Policy. We assume no responsibility for the validity of any assignments.


                          DEATH BENEFIT PROVISIONS

         If both Insureds die while this Policy is in force, we will pay the Insurance Proceeds to the Beneficiary when we receive: (1) proof that both Insureds died before the Final Policy Date; and (2) all other requirements deemed necessary to make payment.

DEATH BENEFIT. The Death Benefit will be determined under either Option A or Option B below, whichever you have chosen and is in effect as of the date of the death of the last surviving Insured. Under either Option, the duration of insurance coverage depends upon your Net Cash Surrender Value.

OPTION A. Under Option A, the death benefit is the greater of the Face Amount of insurance, or a percentage of the Policy Account Value on the date of death of the last surviving Insured (see Table of Percentages, below), Under this Option, the amount of the death benefit is fixed, unless it is determined by such a percentage.


OPTION B. Under Option B, the death benefit is the greater of the Face Amount of insurance the Policy Account Value on the date of deal the last surviving Insured, or a percentage of the Policy Account Value on the date of death of the last surviving Insured (see Table of Percentages, below). Under this Option, the amount of the death benefit is variable.

TABLE OF PERCENTAGES. The following table is used in determining the Death Benefit under Option A and Option B above. For Attained Ages not shown, the applicable percentages shall decrease by a ratable portion for each full year.

                   ATTAINED AGE OF
                   YOUNGER INSURED                      PERCENTAGE
                   ---------------                      ----------
                   0 through 40                            250%
                   45                                      215%
                   50                                      185%
                   55                                      150%
                   60                                      130%
                   65                                      120%
                   70                                      115%
                   75 through 90                           105%
                   95 through 99                           100%

AMOUNT OF INSURANCE PROCEEDS. The Insurance Proceeds will be determined as of the date of death of the last surviving Insured and will be equal to:

         1.       the Death Benefit described above;

         2.       plus any, dividend payable at death

         3. plus any additional benefits due under a supplementary benefit rider attached to this Policy;

         4.       less any loan and accrued loan interest on this Policy;

         5. less any overdue deductions if the death of the last' surviving Insured occurs during the Grace Period.

PAYMENT OF INSURANCE PROCEEDS. At the death of the last surviving Insured we will pay the Insurance Proceeds to the Beneficiary in a lump sum, unless a Payment Option has been selected. If the proceeds are payable in a lump sum, we will add interest to the amount of such proceeds for the period from the date of death of the last surviving Insured to the date of payment. The amount of interest will be computed at the yearly rate of 3% or any higher rate declared by us or required by law.

CHANGING THE DEATH BENEFIT OPTION OR DECREASING THE FACE AMOUNT. During the first two Policy Years, the Death Benefit Option and the Face Amount of insurance will be as selected at the time of application, as shown in the Policy Schedule.

         After the second Policy Year while this policy is in force you may change the Death Benefit Option or decrease the Face Amount. Any change will be effective as of the Policy Processing Day that coincides with or next follows the date we approve your written request. You may request a change by completing am application for change. A copy of such application will be attached to new Policy Schedule pages which will be issued when the change is approved. The application for change and new Policy Schedule pages will become a part of this Policy. We may require you to return this Policy to make a change,

CHANGE FROM DEATH BENEFIT OPTION A TO OPTION B. If you request a change from Option A to Option B, we will decrease the Face Amount by the Policy Account Value as of the date of change. We reserve the right to decline to make such a change if it would reduce the Face Amount below the minimum amount for which we would then issue this Policy under our rules.

CHANGE FROM DEATH BENEFIT OPTION B TO OPTION A. If you request a change from Option B to Option A, we will increase the Face Amount by the Policy Account Value on the date of change,

         The decreases and increases in Face Amount described above in connection with changes in the Death Benefit Option are made so the Death Benefit remains the same on the date of change. We do not require evidence of insurability, nor do we deduct a surrender charge for such changes.

FACE AMOUNT DECREASES. You may request a Face Amount decrease provided:

         a. the Face Amount of the policy after the decrease is not less than the minimum amount for which we would then issue this Policy under our rules;

         b.       the amount of the decrease is for at least $25,000;

         c. if the decrease is made during the first 15 Policy Years, we will deduct a pro rata share of any applicable surrender charges from the Policy Account Value.

TAX CONSIDERATIONS. We reserve the right to refuse to make a policy change if such would cause this Policy to fail to qualify as life insurance under applicable laws, as interpreted by us.


                           PREMIUM PAYMENT PROVISIONS

The Minimum Initial Premium shown in the Policy Schedule is due on or before the date the policy is delivered. No insurance will take effect until the Minimum Initial Premium is paid, while the health and other conditions of the Insureds stay the same as described in the applications for this Policy. Prior to the Final Policy Date and while this Policy is in force you may make additional premium payments at any time and in any amount (subject to certain limits described below). We intend to send premium reminder notices to you for the Planned Periodic Premium shown in the Policy Schedule, unless at the time of application or later you request in writing that such notices not be sent. You do not need to pay the Planned Periodic Premiums and may change their frequency and amount subject to the limits described below. (However, see Grace Period.)

LIMITS FOR PREMIUM PAYMENTS. Each premium payment after the initial one must be for at least the Minimum Payment amount shown in the Policy Schedule. We may increase this minimum amount upon 90 days written notice to you of such increase. This minimum amount will not exceed $500.

         We reserve the right not to accept premium payments during a Policy Year if we determine that such would cause this Policy to fail to qualify as life insurance under applicable tax laws, as interpreted by us.

         We reserve the right to limit the amount of any premium payment if it increases the Death Benefit more than it increases the Policy Account Value unless you provide evidence of both Insureds' insurability satisfactory to us.

GRACE PERIOD. During the first two Policy Years, the duration of the insurance coverage under this Policy depends, in part, upon whether the Net Cash Surrender Value is sufficient to cover the monthly deductions. If the Net Cash Surrender Value is not sufficient, we will determine if the Minimum Guarantee Premium has been paid. If the Net Cash Surrender Value is not sufficient and the sum of the premiums paid less any loans and partial withdrawals does not equal or exceed the Minimum Guarantee Premium, the Grace Period described below will begin. After the first two Policy Years, the duration of the insurance coverage under this Policy depends solely upon whether the Net Cash Surrender Value is sufficient to cover the monthly deductions. If the Net Cash Surrender Value at the be of any policy month is less than the deductions for that month (and during the first two Policy Years, the Minimum Guarantee Premium has not been paid), we will send written notice to you and any assignee of record stating that a Grace Period of 61 days has begun, starting on the date we mail such notice. The notice will indicate an amount equal to three monthly deductions. If we do not receive payment of such amount before the end of the Grace Period, we will withdraw the Policy Account Value including any applicable surrender charge and send YOU and any assignee of record written notice that the Policy has lapsed without value.

         If the last surviving Insured dies during the Grace Period, we will pay the Insurance Proceeds.

REINSTATEMENT. If this Policy has lapsed without value, you may reinstate it while either Insured is alive if you:

         1. apply for reinstatement within three years after the end of the Grace Period;

         2. provide evidence of the insurability satisfactory to us for both Insureds; or evidence for the last surviving Insured and due proof that the first death occurred before the date of lapse; and

         3. make a premium payment of an amount sufficient to keep the Policy in force for at least three months after the date of reinstatement.

         The Effective Date of the reinstated Policy will be the Policy Processing Day which coincides with or next follows the date we approve the reinstatement application.


                             PREMIUM EXPENSE CHARGE


The Premium Expense Charge consists of the following:

         1.       Premium Tax Charge;

         2.       Percent of Premium Charge; and

         3.       Federal Tax Charge.

         The Premium Expense Charge will be deducted from any premiums paid and the amount remaining will be the Net Premium. The amounts of these charges are shown in the Policy Schedule.


                              THE SEPARATE ACCOUNTS

         Separate Accounts will be used to support the operation of this Policy and to support other variable life insurance policies. We will not allocate assets to the Separate Accounts to support the operation of any contracts or policies that are not variable life insurance.

         The term "Separate Account" as used in this Policy includes any Sub-Account of a Separate Account.

         We own the assets in the Separate Accounts. However, these assets are not part of our General Account. Income, gains and losses, whether or not realized, from assets allocated to a Separate Account will be credited to or charged against the account without regard to our other income, gains or losses. The Separate Accounts are described in the Policy Schedule. The Separate Accounts will invest in shares or units of their respective portfolios or series.

         The Separate Accounts are collectively treated as a unit investment trust under federal securities laws. They are registered with the Securities and Exchange Commission (SEC) according to the Investment Company Act of 1940 (1940
Act).

         The Separate Accounts are subject to the laws of the Commonwealth of Pennsylvania which regulate the operations of insurance companies incorporated in Pennsylvania. The investment policies of the Separate Accounts will not be changed without the approval of the Pennsylvania Commissioner of Insurance. 'Me approval process has been filed with the insurance supervisory official of the state in which this Policy is delivered.

         We have the right, subject to compliance with applicable laws, to make additions to, deletions from, or substitutions for, the shares or units of an investment company that are held by the Separate Accounts or that the Separate Accounts may purchase. We reserve the right to eliminate the shares or units of an eligible portfolio or series, and to substitute shares or units of another portfolio or series, or another fund, if the shares or units of the portfolio or series are no longer available for investments, or if in our judgment further investment in the portfolio or series should become inappropriate in view of the purposes of 'the Separate Account. In the event of any substitution or change, we may, subject to your written approval and by appropriate endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change.

         We also reserve the right to transfer assets of a Separate Account, which we determine to be associated with the class of policies to which this Policy belongs, to another Separate Account. If this type of transfer is made, the Separate Account specified in this Policy shall then refer to the Separate Account to which the assets were transferred.

         The Policy Owner will share only in the income, gains and losses of the particular Separate Accounts to which your Net Premium payments have been allocated or to which portions of the Policy Account Value have been transferred.

         That portion of the assets of each Separate Account which equals the reserves or other policy liabilities of the policies which are supported by that Separate Account will not be charged with liabilities arising from any other business we conduct. We have the right to transfer to our General Account any assets of each Separate Account which are in excess of such reserves and other policy liabilities.

         When permitted by Law, we also reserve the right:

                  1. to create additional Separate Accounts; to create Sub-Accounts from, or combine or remove Sub-Accounts from, Separate Accounts; or to combine any two or more Separate Accounts;

                  2. to operate any one or more of the Separate Accounts as a management investment company under the 1940 Act or in any other form permitted by law;

                  3. to deregister the unit investment trusts under the 1940 Act;

                  4. to modify the provisions of this Policy to comply with applicable laws;

                  5. to restrict or eliminate any voting rights of policyholders or other persons who have voting rights as to the Separate Accounts.

         We will value the assets of the Separate Accounts on each business day.

         If you object to a material change in the investment policy of a Separate Account in which you have at such time a portion of the Policy Account Value, you may transfer such portion of the Policy Account Value, upon written request, from that Separate Account, without charge, to another Separate Account or to the Guaranteed Account. You may then change your premium and deduction allocation percentages.


                              POLICY ACCOUNT VALUE:
                            ALLOCATIONS AND TRANSFERS

         The Policy Account Value for this Policy is based on the policy values in the Separate Accounts, Guaranteed Account and the Loan Account to which you have: allocated Net Premiums; transferred account values; and allocated monthly deductions. Each allocation percentage must be a whole number.

ALLOCATION OF NET PREMIUMS. When we receive your initial and subsequent premiums, we will deduct the Premium Expense Charge. The portion of the amount remaining (the Net Premium) which is to be allocated to the Separate Accounts will be allocated to the Money Market Separate Account from the later of the Policy Issue Date or the date we receive the Minimum Initial Premium until the 15th day from such date. The remaining portion of the Net Premium will be allocated to the Guaranteed Account on the later of the Policy Issue Date or the date we receive the Minimum initial Premium. At the end of the 15-day period, the amount in the Money Market Separate Account will be allocated to each Separate Account based on the proportion that the premium allocation percentage for such Separate Account, chosen by you at the time of application, bears to the sum of the Separate Account premium allocation percentages.

         For premium payments after the 15-day period, the Net Premium will be allocated to the Separate Accounts and the Guaranteed Account on the date we receive such premium payment. The allocation will be based on the premium allocation percentages then in effect. The percentage chosen by you at the time of application will apply until you notify us in writing of a new allocation schedule for premium payments,

ALLOCATION FOR MONTHLY DEDUCTIONS.

         Monthly Deductions will be allocated to the Separate Accounts and Guaranteed Account based on the allocation percentages chosen by you at the time of application or as Later changed by written request to us. If we cannot make a monthly deduction on the basis of the allocation schedule then in effect, we will make such deduction and future deductions based an the proportion that your Guaranteed Account Value and the value in your Separate Accounts bear to the total unloaned Policy Account Value.

TRANSFERS. We will allow you to make four transfers in a Policy Year without charge. We will make a charge for additional transfers in such Policy Year. The maximum charge is shown in the Policy Schedule. The transfer charge will be deducted from the amount being transferred.

TRANSFERS FROM SEPARATE ACCOUNTS. You may ask us to transfer all or part of the amount in one of the Separate Accounts to another Separate Account or to the Guaranteed Account. The minimum amount for such transfer is the lesser of the amount shown in the Policy Schedule or the entire value of the Separate Account. The transfer will be made as of the date we receive your written request at our Home Office.

TRANSFERS FROM GUARANTEED ACCOUNT. Within 30 days prior to or following any Policy Anniversary you may ask us to make one transfer for up to 25% of your Guaranteed Account Value to any of the Separate Accounts. The minimum amount for such transfer is the lesser of the amount shown in the Policy Schedule or your Guaranteed Account Value on such Policy Anniversary. The date of transfer will be as of the Policy Anniversary if your written request is received prior to the Policy Anniversary-, if your written request is received after the Policy Anniversary, the transfer will be made as of the date we receive your request at our Home Office.

SPECIAL TRANSFER RIGHT. During the first two years following the Policy Issue Date, you may request one transfer of the entire Policy Account Value in the Separate Accounts to the Guaranteed Account. This request will not count towards the four free transfers in a Policy Year and is not subject to a transfer charge. Following the exercise of this Special Transfer Right, all future Net Premiums must be allocated to the Guaranteed Account.


                              CALCULATION OF VALUES

BASIS OF CALCULATION. Minimum cash surrender values and maximum cost of insurance rates are based on the Commissioners 1980 Standard Ordinary Smoker and Nonsmoker Mortality Table for the sex of each Insured. Cash surrender values are at least equal to those required by law. Reserves are computed by the Commissioners Reserve Valuation Method. A detailed statement of how we calculate the values for this Policy has been filed with the insurance supervisory official of the state in which this Policy is delivered.

CALCULATION OF VALUE OF SEPARATE ACCOUNTS. The Policy Account Value in a Separate Account at any time is equal to the number of units this Policy then has in that Separate Account multiplied by the Separate Account's unit value at that time.

         Amounts allocated, transferred or added to a Separate Account are used to purchase units of that Separate Account; units are redeemed when amounts are deducted, transferred or withdrawn. The number of units in a Separate Account at any time is equal to the number of units purchased minus the number of units redeemed up to such time.

         The unit value of a Separate Account on any Valuation Day is equal to the unit value for that Separate Account on the immediately preceding Valuation Day multiplied by the Net Investment Factor for that Separate Account on that Valuation Day.

VALUATION DAY AND PERIOD. Assets are valued at the close of a Valuation Day. A Valuation Day is each day that the New York Stock Exchange is open for business and any other day in which there is a sufficient degree of trading of the Separate Account's portfolio of securities to materially affect the value of a Separate Account.

         A Valuation Period is the time between two successive Valuation Days. Each Valuation Period includes a Valuation Day and any non-Valuation Day or consecutive non-Valuation Days immediately preceding it.

NET INVESTMENT FACTOR. Each Separate Account has its own Net investment Factor. The Net investment Factor of the Separate Account for a Valuation Period is (a) divided by (b), minus (c) and minus (d), where:

         (a) is:



                  1. the value of the assets in the Separate Account for the preceding Valuation Period; plus

                  2. the investment income and capital gains, realized or unrealized, credited to those assets during the Valuation Period for which the Net Investment Factor is being determined; minus

                  3. the capital losses, realized or unrealized, charged against those assets during the Valuation Period; minus

                  4. any amount charged against the Separate Account Account for taxes, or any amount we set aside during the Valuation Period as a reserve for taxes attributable to the operation or maintenance of the Separate Account; and

         (b)      is the value of the assets in the preceding Valuation Period;
                  and

         (c) is a charge no greater than .90% per year (.002465753% for each day in the Valuation Period) for mortality and expense risks; and

         (d) is a charge, for the Zero Coupon Bond Separate Account only, no greater than .50% per year (.001369863% for each day in the Valuation Period) for transaction charges associated with the purchase of units.

         We will value the assets in the Separate Account at their fair market value in accordance with accepted accounting practices and applicable laws and regulations.


CALCULATION OF GUARANTEED ACCOUNT VALUE. The Guaranteed Account Value at any time is equal to the amounts allocated and transferred to the Guaranteed Account plus interest credited to it, minus amounts deducted, transferred and withdrawn from it. Amounts deducted, transferred or withdrawn will be on a last in, first out basis.

         We will credit the Guaranteed Account Value with risk where: interest at effective annual rates we determine. These Death Benefit; and rates will not be less than 4%. For the amount in the Guaranteed Account at the beginning of a calendar year, we will determine such interest rates in advance of each calendar year. Such rates will apply to the calendar year which follows the date of determination. For amounts allocated or transferred to the Guaranteed Account during a calendar year, we will determine such interest rates in advance of the date such amount is received or transferred. Such rates will apply to the end of the calendar year in which the payment is received or the transfer is made.

         Interest will be credited on each Policy Processing Day as follows:

                  for amounts in the Guaranteed Account for the entire prior policy month, from the beginning to the end of such policy month;

                  for amounts allocated to the Guaranteed Account during the prior policy month, from date we allocate a Net Premium to the Guaranteed Account or receive a loan repayment to the end of the policy month;

                  for amounts transferred to the Guaranteed Account during the prior policy month, from the date of transfer to the end of the policy month;

                  for amounts deducted or withdrawn Guaranteed Account during the prior policy month, from the beginning of the prior policy month to the date of deduction or withdrawal.


MONTHLY DEDUCTIONS. On each Policy Processing Day, beginning on the Policy Date, we will deduct the following charges from the Policy Account Value:

         1.       The Monthly Administrative Charge shown in the Policy
                  Schedule,

         2. On the first 12 Policy Processing Days, the Initial Administrative Charge shown in the Policy Schedule;

         3. The monthly cost of any benefits provided by rider to this Policy, in accordance with such rider;

         4.       The monthly cost of insurance charge, as described below.

         The monthly cost of insurance charge is: (a) multiplied by the result of (b) minus (c):

                  (a) is the current monthly cost of insurance rate per $1000 divided by 1000;

and the result of (b) minus (c) is the net amount at risk where:

                  (b)      is your current Death Benefit; and

                  (c) is your Policy Account Value (after other deductions but before cost of insurance).

         The cost of insurance rates are based on each Insured's Issue Age, Sex and Premium Class and the Policy's duration. Current cost of insurance rates will be determined by the Company based on our expectations as to future mortality costs and expenses. However, these rates will never exceed those shown in the Table of Guaranteed Maximum Cost of Insurance Rates Per $1000 of Net Amount At Risk shown in the Policy Schedule.

OTHER DEDUCTIONS. We also make the following other deductions from the Policy Account Value as they occur:

         1.       Charge for partial withdrawal of Net Cash Surrender Value;

         2. Surrender charges if during the first 15 Policy Years you surrender this policy for its Net Cash Surrender Value, reduce the Face of insurance, or this policy lapses at the end of a Grace Period;

         3.       Charge for certain transfers of the Policy Account Value.


                           SURRENDERS AND WITHDRAWALS

SURRENDER FOR MET CASH SURRENDER VALUE.

         You may surrender this Policy for its Net Cash Surrender Value at any time where either Insured is living. The Net Cash Surrender 'Value of this Policy at any time is equal to the Policy Account Value on such date less any Surrender Charge, and less any outstanding policy loan and accrued interest We will determine the Net Cash Surrender Value on the date we receive your signed written surrender request at our Home Office. Coverage under this Policy will end on the date you send the surrender request to us.

SURRENDER CHARGE. If you surrender this Policy for its Net Cash Surrender Value during the first 15 Policy Years, or if this Policy lapses during the first 15 Policy Years, we will deduct a Surrender Charge from the Policy Account Value. This Surrender Charge has two parts: the Deferred Administrative Charge and the Deferred Sales Charge. The amounts of such charges are shown in the Policy Schedule.

         If you request a reduction in the Face Amount during any of the first 15 Policy Years, we will deduct a pro rata Surrender Charge from the Policy Account Value as of the effective date of such reduction. The amount of such pro rata Surrender Charge will be the Surrender Charge multiplied by the amount of the reduction in the Face Amount divided by the Face Amount immediately prior to such reduction.

         We will allocate the pro rata Surrender Charge based on the proportion that your Guaranteed Account Value and the value in your Separate Accounts bear to the total unloaned Policy Account Value.

PARTIAL WITHDRAWAL OF NET CASH SURRENDER VALUE. After the first Policy Year, you may make a written request for a partial withdrawal of the Net Cash Surrender Value, subject to restrictions below and the minimum amount shown in the Policy Schedule. As of the date we receive your request at our Home Office, we will reduce the Policy Account Value by the amount withdrawn plus the expense charge for a partial withdrawal shown in the Policy Schedule. If Death Benefit Option A is in effect, we will reduce the Face Amount by such amount.

         We will allocate the withdrawal and expense charge based on the proportion that your Guaranteed Account Value and the value in your Separate Accounts bear to the total unloaned Policy Account Value.

         We reserve the right to decline your withdrawal request if: the Face Amount would be reduced below the minimum amount for which we would then issue this Policy under our rules; or we determine that the withdrawal would cause this Policy to fail to qualify as life insurance under applicable tax laws, as interpreted by us.

         If we approve your request, we will issue revised Policy Schedule pages reflecting the changes, if any. The revised pages will become a part of this Policy. We may require you to return the policy to make the change.

                             POLICY LOAN PROVISIONS

You may borrow from this Policy while it has a loan value. This Policy will be the only security for the loan. Any policy loan must be for at least the minimum amount shown in the Policy Schedule. The maximum amount which may be borrowed is the Net Cash Surrender Value. We will allocate the loan based on the proportion that your Guaranteed Account Value and the value of your Separate Accounts bear to the total unloaned Policy Account Value.

         The collateral for the loan will be the loan amount plus accrued interest to the next Policy Anniversary less interest at 4% per annum which will be earned to such Policy Anniversary. The collateral for the loan will be deducted from each account and transferred to the Loan Account. The collateral for any existing loan will be recalculated: (1) when loan interest is paid or treated as part of the loaned amount; (2) when a loan repayment is made; and (3) when a new loan is made.

EFFECT OF LOANS. A policy loan will have a permanent effect on your benefits under this Policy, even if it is repaid. The loan amount which is transferred to the Loan Account will be maintained separately.

INTEREST RATE CHARGED ON LOANS. We will charge interest on loans at the fixed yearly rate of 6%. Loan interest is due at the end of each Policy Year. If you do not pay the interest when it is due, we will add it to the outstanding loan. The unpaid interest will then be treated as part of the loaned amount and bear interest at the policy loan interest rate. We will allocate the unpaid interest based an the proportion that your Guaranteed Account Value and the value of your Separate Accounts bear to the total unloaned Policy Account Value.

LOAN INTEREST CREDITED. We will credit the Loan Account with interest at an effective annual rate we determine, This rate will not be less than 4%. We will determine such rate in advance of each calendar yew. This rate will apply to the calendar year which follows the date of determination. Loan interest credited will be transferred to each of your Accounts: (1) when loan interest is paid or treated as part of the loaned amount; (2) when a loan repayment is made; and (3) when a new loan is made.

LOAN REPAYMENTS. You may repay all or part of a policy loan at any time while either Insured is alive and this Policy is in force. We will assume that any payments made while there is an outstanding loan on this Policy is a loan repayment, unless you tell us, in writing, that such is a premium payment.

         Repayments will first be allocated to the accounts based on the allocation of the outstanding loan from each account as of the date of repayment. Any repayment in excess of the amount of the outstanding loan will be allocated based on the amount of accrued interest for the outstanding loan.

         Failure to repay a loan or pay loan interest will not cause this policy to lapse unless the Net Cash Surrender Value on the Policy Processing Day is less than the monthly deduction due. In that event, the Grace Period provision will apply.


                               DIVIDEND PROVISIONS


         While this Policy is in force, we will determine its share in our divisible surplus once a year. It is not anticipated that dividends will be paid on this Policy. Any dividends paid will be credited on the Policy Anniversary. You may select one of the Dividend Options listed below. If you do not select any Option, we will pay any dividends under Option 2:


         1.       CASH. We will pay any dividend to you in cash.

         2. PREMIUM PAYMENT. We will consider the dividend to be a Net Premium. We will allocate it in accordance with the premium allocation schedule then in effect.

                                 PAYMENT OPTIONS

         Payments under these Options will not be affected by the investment experience of any Separate Account after proceeds are applied under such Options.

         Instead of being paid in one sum, the proceeds of this Policy may be paid under one of the Options below.

OPTION 1 - PROCEEDS AT INTEREST. We will pay interest on the proceeds at 12, 6, 3 or I month intervals, as elected. The interest per interval for each $1,000 of proceeds is shown in the table below:

    INTERVAL IN MONTHS      AMOUNT OF INTEREST
        12                          $30.00
         6                           14.89
         3                            7.42
         1                            2.47

OPTION 2 - INSTALMENTS OF A SPECIFIED AMOUNT. We will pay the proceeds in equal instalments of the amount elected with our consent at 12, 6, 3 or 1 month intervals. We will add interest on the balance of proceeds to such balance each year. We will pay instalments until the proceeds and interest are exhausted. The last instalment win be for the balance only of the proceeds and interest.


OPTION 3 - INSTALMENTS FOR A SPECIFIED PERIOD. We will pay the proceeds in the number of equal monthly installments certain set forth in the election. We will base the amount of each instalment on the Option 3 table. if so elected, the instalment may be paid at 12, 6 or 3 month intervals. amount of each instalment in such case will be the product of the monthly instalment and the factor shown in the table below:

                                FACTOR APPLIED TO
        INTERVAL IN MONTHS      MONTHLY INSTALMENT
               12                    11.839
                6                     5.963
                3                     2.993

OPTION 4 - LIFE INCOME. We will use the proceeds to provide equal monthly instalments during the payee's life. We will pay the instalments, as elected, either without instalments. certain or with instalments certain for 120 months, for 240 months, or until the proceeds are refunded.

         "Until the proceeds are refunded" means until the sum of the instalments paid by us equals the amount of proceeds settled under this Option. We will base the amount of each instalment on the Option 4 table.


OPTION 5 - JOINT AND SURVIVOR LIFE INCOME. We will use the proceeds to provide equal monthly installments, with a number of instalments certain, during the joint lives of the payee and one other person and during the life of the survivor.

         We will pay the instalments, certain for either 120 or 240 months, as elected. We will base the amount of each instalment on the Option 5 table.

DATE OF FIRST PAYMENT. We will make the first payment under Option 1 at the end of the first payment interval. We will make the first payment under Option 2, 3, 4 or 5 on the date on which the Option takes effect.

INTEREST. The interest rate underlying all of the above Options is 3% per year. Additional interest may be declared each year by us. Such additional interest will:

         1.       increase the interest payment under Option 1;

         2.       be added to the proceeds under Option 2; or

         3.       increase the instalments certain under Option 3, 4 or 5.

WITHDRAWAL OR COMMUTATION. If expressly provide a the election of the Option but not otherwise, the payee will have the right to:

         1. withdraw all or part of the balance of the proceeds under Option 1 or 2; or

         2. take in one sum the commuted value of any balance of the instalments certain under Option 3, 4, or 5.

         Partial withdrawals will be subject to our published minimum amount limits in effect at the time the Option is elected. Such commuted value will be based on compound interest at a yearly rate of 3%. Under Option 4 or 5, no instalments other than instalments certain may be commuted.

         We may defer payment of the amount withdrawn or commuted for a period not exceeding 6 months.

SETTLEMENT AT DEATH OF PAYEE. After the death of the payee (the survivor in the case of Option 5), we will make payment as directed in the election of the Option. Such direction is subject to our approval.

The amount subject to such payment will be:

         1. any balance of proceeds, with accrued interest, under Option 1 or 2; or

         2. the value of any remaining instalments certain under Option 3, 4 or 5.

                   OPTION 3-INSTALMENTS FOR A SPECIFIED PERIOD

Monthly Instalments for Each $1,000 of the Proceeds of This Policy Settled Under
                                    Option 3

                 Monthly Installments Certain
                 ----------------------------
              No.                       Amount
              ---                       ------
              12                       $   84.47
              24                           42.86
              36                           28.99
              48                           22.06
              60                           17.91
              72                           15.14
              84                           13.16
              96                           11.68
             108                           10.53
             120                            9.61
             132                            8.86
             144                            8.24
             156                            7.71
             168                            7.26
             180                            6.87
             192                            6.53
             204                            6.23
             216                            5.96
             228                            5.73
             240                            5.51
             252                            5.32
             264                            5.15
             276                            4.99
             288                            4.84
             300                            4.71
             312                            4.59
             324                            4.47
             336                            4.37
             348                            4.27
             360                            4.18

                              OPTION 4-LIFE INCOME

Monthly Instalments for Each $1,000 of the Proceeds of This Policy Settled Under
 Option 4 Where the incomes are the same the longer certain period will apply.

                                        Number of Monthly Instalments
                                                   Certain
                          ---------------------------------------------------------
          Age of
          Payee*                                                             Until
                                                                           Proceeds
                            None             120             240              Are
            M                                                              Refunded
-----------------------------------------------------------------------------------
            5**           $    2.81        $   2.81        $   2.81        $   2.80
            6                  2.83            2.82            2.82            2.81
            7                  2.84            2.84            2.83            2.83
            8                  2.85            2.85            2.84            2.84
            9                  2.86            2.86            2.86            2.85

           10                  2.87            2.87            2.87            2.86
           11                  2.89            2.89            2.88            2.88
           12                  2.90            2.90            2.90            2.89
           13                  2.92            2.91            2.91            2.90
           14                  2.93            2.93            2.92            2.92

           15                  2.95            2.95            2.94            2.93
           16                  2.96            2.96            2.96            2.95
           17                  2.98            2.98            2.97            2.96
           18                  3.00            3.00            2.99            2.98
           19                  3.02            3.01            3.01            3.00

           20                  3.04            3.03            3.03            3.02
           21                  3.06            3.05            3.05            3.04
           22                  3.08            3.07            3.07            3.06
           23                  3.10            3.09            3.09            3.08
           24                  3.12            3.12            3.11            3.10

           25                  3.14            3.14            3.13            3.12
           26                  3.17            3.16            3.15            3.14
           27                  3.19            3.19            3.18            3.16
           28                  3.22            3.22            3.20            3.19
           29                  3.25            3.24            3.23            3.21

           30                  3.28            3.27            3.26            3.24
           31                  3.31            3.30            3.29            3.27
           32                  3.34            3.33            3.32            3.30
           33                  3.37            3.37            3.35            3.33
           34                  3.41            3.40            3.38            3.36

           35                  3.44            3.44            3.41            3.39
           36                  3.48            3.48            3.45            3.42
           37                  3.52            3.51            3.48            3.46
           38                  3.57            3.56            3.52            3.50
           39                  3.61            3.60            3.56            3.53

           40                  3.66            3.64            3.60            3.57
           41                  3.71            3.69            3.64            3.61
           42                  3.76            3.74            3.68            3.66
           43                  3.81            3.79            3.73            3.70
           44                  3.87            3.85            3.77            3.75

           45                  3.93            3.90            3.82            3.80
           46                  3.99            3.96            3.87            3.85
           47                  4.05            4.02            3.92            3.90
           48                  4.12            4.09            3.97            3.96
           49                  4.19            4.15            4.03            4.01

           50                  4.27            4.22            4.08            4.08
           51                  4.34            4.29            4.14            4.14
           52                  4.43            4.37            4.20            4.20
           53                  4.51            4.45            4.26            4.27
           54                  4.60            4.54            4.32            4.35

           55                  4.70            4.62            4.39            4.42
           56                  4.80            4.72            4.45            4.50
           57                  4.91            4.82            4.51            4.58
           58                  5.03            4.92            4.58            4.67
           59                  5.15            5.03            4.64            4.76

           60                  5.28            5.14            4.71            4.86
           61                  5.42            5.26            4.78            4.96
           62                  5.57            5.39            4.84            5.07
           63                  5.74            5.52            4.90            5.19
           64                  5.91            5.66            4.96            5.30

           65                  6.10            5.81            5.02            5.43
           66                  6.29            5.96            5.08            5.56
           67                  6.50            6.11            5.13            5.70
           68                  6.73            6.28            5.18            5.85
           69                  6.97            6.44            5.23            6.00

           70                  7.23            6.61            5.27            6.16
           71                  7.51            6.78            5.31            6.33
           72                  7.80            6.96            5.34            6.51
           73                  8.12            7.14            5.37            6.70
           74                  8.45            7.32            5.40            6.90

           75                  8.82            7.49            5.42            7.11
           76                  9.21            7.67            5.44            7.33
           77                  9.62            7.84            5.45            7.56
           78                 10.07            8.01            5.47            7.80
           79                 10.55            8.17            5.48            8.05

           80                 11.06            8.33            5.49            8.32
           81                 11.61            8.48            5.49            8.60
           82                 12.19            8.61            5.50            8.89
           83                 12.81            8.74            5.50            9.20
           84                 13.46            8.86            5.51            9.52

           85+                14.16            8.97            5.51            9.85

                                        Number of Monthly Instalments
                                                   Certain
                          ---------------------------------------------------------
          Age of
          Payee*                                                             Until
                                                                           Proceeds
                            None             120             240              Are
            F                                                              Refunded
-----------------------------------------------------------------------------------
            5**           $    2.75        $   2.75        $   2.75        $   2.74
            6                  2.76            2.76            2.76            2.75
            7                  2.77            2.77            2.77            2.76
            8                  2.78            2.78            2.78            2.77
            9                  2.79            2.79            2.79            2.78

           10                  2.80            2.80            2.80            2.79
           11                  2.81            2.81            2.81            2.80
           12                  2.82            2.82            2.82            2.82
           13                  2.83            2.83            2.83            2.83
           14                  2.85            2.85            2.84            2.84

           15                  2.86            2.86            2.86            2.85
           16                  2.87            2.87            2.17            2.86
           17                  2.89            2.89            2.88            2.88
           18                  2.90            2.90            2.90            2.89
           19                  2.92            2.92            2.91            2.91

           20                  2.93            2.93            2.93            2.92
           21                  2.95            2.95            2.94            2.94
           22                  2.96            2.96            2.96            2.95
           23                  2.98            2.98            2.98            2.97
           24                  3.00            3.00            2.99            2.99

           25                  3.02            3.02            3.01            3.01
           26                  3.04            3.04            3.03            3.02
           27                  3.06            3.06            3.05            3.04
           28                  3.08            3.08            3.07            3.06
           29                  3.10            3.10            3.09            3.09

           30                  3.13            3.12            3.12            3.11
           31                  3.15            3.15            3.14            3.13
           32                  3.18            3.17            3.16            3.15
           33                  3.20            3.20            3.19            3.18
           34                  3.23            3.23            3.22            3.20

           35                  3.26            3.26            3.24            3.23
           36                  3.29            3.29            3.27            3.26
           37                  3.32            3.32            3.30            3.29
           38                  3.35            3.35            3.33            3.32
           39                  3.39            3.38            3.37            3.35

           40                  3.42            3.42            3.40            3.38
           41                  3.46            3.46            3.43            3.42
           42                  3.50            3.50            3.47            3.45
           43                  3.54            3.54            3.51            3.49
           44                  3.59            3.58            3.55            3.53

           45                  3.63            3.63            3.59            3.57
           46                  3.68            3.67            3.63            3.61
           47                  3.73            3.72            3.68            3.66
           48                  3.79            3.77            3.72            3.70
           49                  3.84            3.83            3.77            3.75

           50                  3.90            3.89            3.82            3.80
           51                  3.97            3.95            3.88            3.86
           52                  4.03            4.01            3.93            3.91
           53                  4.10            4.08            3.99            3.97
           54                  4.18            4.15            4.04            4.03

           55                  4.25            4.22            4.11            4.10
           56                  4.34            4.30            4.17            4.17
           57                  4.42            4.38            4.23            4.24
           58                  4.52            4.47            4.30            4.31
           59                  4.61            4.56            4.37            4.39

           60                  4.72            4.66            4.44            4.48
           61                  4.83            4.76            4.51            4.56
           62                  4.95            4.86            4.58            4.66
           63                  5.07            4.98            4.65            4.75
           64                  5.21            5.10            4.72            4.86

           65                  5.35            5.22            4.79            4.97
           66                  5.51            5.36            4.86            5.08
           67                  5.67            5.50            4.93            5.20
           68                  5.85            5.65            5.00            5.33
           69                  6.04            5.80            5.06            5.47

           70                  6.25            5.96            5.12            5.61
           71                  6.47            6.14            5.18            5.76
           72                  6.71            6.31            5.23            5.93
           73                  6.97            6.50            5.28            6.10
           74                  7.26            6.69            5.32            6.28

           75                  7.56            6.89            5.35            6.48
           76                  7.90            7.09            5.39            6.68
           77                  8.26            7.29            5.41            6.90
           78                  8.65            7.49            5.43            7.13
           79                  9.07            7.69            5.45            7.38

           80                  9.53            7.89            5.47            7.64
           81                 10.03            8.08            5.48            7.91
           82                 10.57            8.26            5.49            8.21
           83                 11.16            8.43            5.49            8.51
           84                 11.79            8.59            5.50            8.83

           85+                12.48            8.74            5.50            9.18

*On birthday nearest to due date of first instalment.

**Ages 5 and under.

+Ages 85 and over.

                     OPTION 5-JOINT AND SURVIVOR LIFE INCOME

Monthly Instalments for Each $1,000 of the Proceeds of This Policy Settled Under
                                    Option 5


                                             WITH 120 MONTHLY INSTALMENTS CERTAIN
-----------------------------------------------------------------------------------------------------------------------------
Age of                                                      Age of Payee*
Payee*                                                         FEMALE
        ---------------------------------------------------------------------------------------------------------------------
MALE      50      51      52      53      54      55      56      57      58      59      60      61      62      63      64
-----------------------------------------------------------------------------------------------------------------------------
  50    $3.60   $3.63   $3.66   $3.69   $3.72   $3.75   $3.77   $3.80   $3.83   $3.85   $3.88   $3.90   $3.92   $3.95   $3.97
  51     3.62    3.65    3.68    3.71    3.74    3.77    3.80    3.83    3.86    3.89    3.91    3.94    3.97    3.99    4.01
  52     3.64    3.67    3.70    3.74    3.77    3.80    3.83    3.86    3.89    3.92    3.95    3.98    4.01    4.03    4.06
  53     3.66    3.69    3.72    3.76    3.79    3.82    3.86    3.89    3.92    3.96    3.99    4.02    4.05    4.08    4.11
  54     3.67    3.71    3.74    3.78    3.81    3.85    3.89    3.92    3.96    3.99    4.02    4.06    4.09    4.12    4.15

  55     3.69    3.72    3.76    3.80    3.84    3.87    3.91    3.95    3.99    4.02    4.06    4.10    4.13    4.17    4.20
  56     3.70    3.74    3.78    3.82    3.86    3.90    3.94    3.98    4.02    4.06    4.10    4.13    4.17    4.21    4.25
  57     3.72    3.76    3.80    3.84    3.88    3.92    3.96    4.00    4.05    4.09    4.13    4.17    4.21    4.25    4.29
  58     3.73    3.77    3.81    3.86    3.90    3.94    3.99    4.03    4.08    4.12    4.17    4.21    4.25    4.30    4.34
  59     3.74    3.79    3.83    3.87    3.92    3.96    4.01    4.06    4.10    4.15    4.20    4.25    4.29    4.34    4.38

  60     3.75    3.80    3.84    3.89    3.94    3.98    4.03    4.08    4.13    4.18    4.23    4.28    4.33    4.38    4.43
  61     3.77    3.81    3.86    3.91    3.95    4.00    4.05    4.11    4.16    4.21    4.26    4.32    4.37    4.42    4.48
  62     3.78    3.82    3.87    3.92    3.97    4.02    4.07    4.13    4.18    4.24    4.29    4.35    4.41    4.46    4.52
  63     3.79    3.83    3.88    3.93    3.99    4.04    4.09    4.15    4.21    4.26    4.32    4.38    4.44    4.50    4.56
  64     3.80    3.84    3.90    3.95    4.00    4.06    4.11    4.17    4.23    4.29    4.35    4.41    4.48    4.54    4.60

  65     3.80    3.85    3.91    3.96    4.01    4.07    4.13    4.19    4.25    4.31    4.38    4.44    4.51    4.58    4.64

  70     3.84    3.89    3.95    4.01    4.07    4.13    4.20    4.27    4.34    4.41    4.49    4.57    4.65    4.73    4.82

  75     3.86    3.92    3.98    4.04    4.11    4.17    4.25    4.32    4.40    4.48    4.57    4.66    4.75    4.84    4.94

  80     3.87    3.93    4.00    4.06    4.13    4.20    4.27    4.35    4.44    4.52    4.61    4.71    4.81    4.91    5.02

  WITH 120 MONTHLY INSTALMENTS CERTAIN
----------------------------------------
Age of             Age of Payee*
Payee*                FEMALE
           -----------------------------
MALE         65      70      75      80
----------------------------------------
  50       $3.99   $4.08   $4.14   $4.18
  51        4.04    4.13    4.20    4.25
  52        4.08    4.19    4.27    4.32
  53        4.13    4.25    4.34    4.40
  54        4.18    4.31    4.41    4.48

  55        4.23    4.37    4.48    4.56
  56        4.28    4.44    4.56    4.64
  57        4.33    4.50    4.64    4.73
  58        4.38    4.57    4.72    4.82
  59        4.43    4.64    4.80    4.92

  60        4.48    4.71    4.89    5.02
  61        4.53    4.77    4.98    5.12
  62        4.58    4.84    5.07    5.23
  63        4.62    4.91    5.16    5.34
  64        4.67    4.98    5.25    5.45

  65        4.71    5.05    5.35    5.57

  70        4.91    5.36    5.81    6.18

  75        5.05    5.62    6.23    6.78

  80        5.14    5.79    6.54    7.27


* On birthday nearest to due date of first instalment. The amount of the monthly instalment for any combination of egos not shown in this table will be furnished on request.


                                             WITH 240 MONTHLY INSTALMENTS CERTAIN
-----------------------------------------------------------------------------------------------------------------------------
Age of                                                      Age of Payee*
Payee*                                                         FEMALE
        ---------------------------------------------------------------------------------------------------------------------
MALE      50      51      52      53      54      55      56      57      58      59      60      61      62      63      64
-----------------------------------------------------------------------------------------------------------------------------
  50    $3.60   $3.63   $3.65   $3.68   $3.71   $3.73   $3.76   $3.79   $3.81   $3.84   $3.86   $3.88   $3.90   $3.92   $3.94
  51     3.61    3.64    3.67    3.70    3.73    3.76    3.79    3.82    3.84    3.87    3.89    3.92    3.94    3.96    3.98
  52     3.63    3.66    3.69    3.72    3.76    3.79    3.82    3.85    3.87    3.90    3.93    3.95    3.98    4.00    4.02
  53     3.65    3.68    3.71    3.76    3.78    3.81    3.84    3.87    3.90    3.93    3.96    3.99    4.02    4.04    4.07
  54     3.66    3.70    3.73    3.77    3.80    3.83    3.87    3.90    3.93    3.97    4.00    4.03    4.06    4.08    4.11

  55     3.68    3.71    3.75    3.79    3.82    3.86    3.89    3.93    3.96    4.00    4.03    4.06    4.09    4.12    4.15
  56     3.69    3.73    3.77    3.80    3.84    3.88    3.92    3.95    3.99    4.03    4.06    4.10    4.13    4.16    4.19
  57     3.70    3.74    3.78    3.82    3.86    3.90    3.94    3.98    4.02    4.06    4.09    4.13    4.17    4.20    4.24
  58     3.72    3.76    3.80    3.84    3.88    3.92    3.96    4.00    4.04    4.09    4.13    4.16    4.20    4.24    4.28
  59     3.73    3.77    3.81    3.85    3.90    3.94    3.98    4.03    4.07    4.11    4.15    4.20    4.24    4.28    4.31

  60     3.74    3.78    3.82    3.87    3.91    3.96    4.00    4.05    4.09    4.14    4.18    4.23    4.27    4.31    4.35
  61     3.75    3.79    3.84    3.88    3.93    3.97    4.02    4.07    4.12    4.16    4.21    4.26    4.30    4.35    4.39
  62     3.76    3.80    3.85    3.89    3.94    3.99    4.04    4.09    4.14    4.19    4.23    4.28    4.33    4.38    4.42
  63     3.77    3.81    1.86    3.91    3.95    4.00    4.05    4.10    4.16    4.21    4.26    4.11    4.36    4.41    4.46
  64     3.77    3.82    3.87    3.92    3.97    4.02    4.07    4.12    4.17    4.23    4.28    4.33    4.39    4.44    4.49

  65     3.78    3.83    1.88    3.93    3.98    4.03    4.08    4.14    4.19    4.25    4.30    4.36    4.41    4.46    4.52

  70     3.81    3.86    3.91    3.96    4.02    4.07    4.13    4.19    4.25    4.31    4.38    4.44    4.50    4.57    4.63

  75     3.82    3.87    3.92    3.98    4.03    4.09    4.16    4.22    4.28    4.35    4.42    4.48    4.55    4.62    4.69

  80     3.82    3.87    3.93    3.98    4.04    4.10    4.16    4.23    4.29    4.36    4.43    4.50    4.57    4.64    4.71

  WITH 240 MONTHLY INSTALMENTS CERTAIN
----------------------------------------
Age of             Age of Payee*
Payee*                FEMALE
           -----------------------------
MALE         65      70      75      80
----------------------------------------
  50       $3.96   $4.03   $4.06   $4.08
  51        4.00    4.08    4.12    4.14
  52        4.05    4.13    4.17    4.19
  53        4.09    4.18    4.23    4.25
  54        4.13    4.23    4.29    4.31

  55        4.18    4.29    4.35    4.38
  56        4.22    4.34    4.41    4.44
  57        4.27    4.40    4.47    4.50
  58        4.31    4.45    4.53    4.57
  59        4.35    4.50    4.59    4.63

  60        4.39    4.55    4.65    4.69
  61        4.43    4.61    4.71    4.76
  62        4.47    4.66    4.77    4.82
  63        4.50    4.70    4.83    4.88
  64        4.54    4.75    4.88    4.94

  65        4.57    4.79    4.93    5.00

  70        4.69    4.97    5.15    5.24

  75        4.76    5.07    5.28    5.38

  80        4.78    5.11    5.33    5.44

* On birthday nearest to due date of first instalment. The amount of the monthly instalment for any combination of ages not shown in this table will be furnished on request.

                     PROVIDENT MUTUAL LIFE INSURANCE COMPANY

                                      RIDER

                        GUARANTEED MINIMUM DEATH BENEFIT


POLICY NUMBER      9,000,000                    RIDER ISSUE DATE     01-01-1996


         This Rider is attached to and made part of this Policy.

         If during the term of this Rider, the Net Cash Surrender Value of the Policy to which it is attached is not sufficient to cover the monthly deductions, we will determine if the Minimum Guarantee Premium has been paid. If the Minimum Guarantee Premium has been paid while this Rider is in effect, the Policy will not go into the Grace Period as described in the Policy. If the Minimum Guarantee Premium has not been paid while this Rider is in effect, the Grace Period will begin.

         To determine whether the Minimum Guarantee Premium has been paid, the sum of the premiums paid into the Policy less any partial withdrawals and outstanding loans must equal or exceed the Minimum Guarantee Premium.

DEATH BENEFIT GUARANTEE PERIOD. This Rider is in effect until the Policy Anniversary nearest the Older Insured's Attained Age 70 or 10 years after the Policy Date as shown on page 3 of the Policy Schedule, whichever is later.

COST. The cost of this Rider is $0.01 per $1,000 of Face Amount of the Policy to which this Rider is attached. This amount will be included in the monthly deductions for this Policy. The monthly deduction for this Rider will cease upon the termination of this Rider.

TERMINATION. This rider will terminate:

         1.       upon written request;

         2. upon surrender or other termination of the Policy to which it is attached;

         3. at the Policy Anniversary nearest the Older Insured's Attained Age 70 or 10 years after the Policy Date as shown on page 3 of the Policy Schedule, whichever is later; or

         4.       if the Death Benefit Option of the Policy is changed to Option
                  B.


Attached by PROVIDENT MUTUAL LIFE INSURANCE COMPANY on the issue date of this Rider.


                                          /s/ Robert W. Kloss
                                          -------------------------------------
                                          President and Chief Operating Officer

                     PROVIDENT MUTUAL LIFE INSURANCE COMPANY
                                      RIDER

                         CONVERTIBLE TERM LIFE INSURANCE


INSURED       JOHN DOE                              POLICY NUMBER   9,000,000

                                                    RIDER ISSUE DATE 01-01-1996


         This Rider is attached to and made part of this Policy.

         The Company will pay the Beneficiary the amount of term insurance shown in the Policy Schedule for the Insured above, upon receipt of due proof of the Insured's death on or before the Expiry Date of this Rider, subject to the terms and conditions set forth below. Unless otherwise provided, the Owner and Beneficiary of this Rider are the same as the Owner and Beneficiary of the Policy to which this Rider is attached.

AMOUNT OF INSURANCE. The amount of term insurance is shown on Policy Schedule page 3, and will remain level until the Expiry Date, or until increased or decreased at the request of the Owner.

EXPIRY DATE. The Expiry Date of this Rider is the Policy Anniversary nearest age 100 of the Insured or the maturity date of the Policy to which it is attached, whichever occurs first.

COST. The cost of insurance for this Rider is included in the monthly deductions for the Policy to which this Rider is attached. It is determined by multiplying the monthly cost of insurance rate by the Insured's Insurance Amount divided by 1,000. The monthly deduction for this Rider will cease upon the termination of this Rider.

         The monthly cost of insurance rate is based on the Sex, Issue Age and Rider Class of the Insured and the Rider's duration. Monthly cost of insurance rates will be determined by us, based on our expectations as to future mortality costs and expenses. Any change in cost of insurance rates will be in accordance with the Changes In Policy Cost Factors Provision of the Policy. The cost of insurance rates will never be greater than the Guaranteed Monthly Rider Cost Per $1,000 of Insurance Amount shown in the Policy Schedule. Guaranteed maximum rates are based on the 1980 Commissioners' Standard Ordinary Nonsmoker or Smoker Mortality Table, Age Nearest Birthday plus any special risk factors for any extra rating.

COST OF DISABILITY WAIVER BENEFIT. If the Policy to which this Rider is attached has a Disability Waiver of Benefit rider, there will be an additional cost on each Policy Processing Day. The additional cost will be determined by multiplying the Rate Factor for the Insured's Attained Age by the Insurance Amount of this Rider divided by 1,000.

CONVERSION PRIVILEGE. At any time at or prior to attained age 60 and while this Rider is in full force, it may be converted to a new policy, subject to the conditions set forth below. The new policy must:

                  1. have a Face Amount equal to the amount of term insurance provided under this Rider;

                  2. be on a life plan that is customarily issued by the Company on the issue date of the new policy in the same insurance amount as this Rider and in a Premium Class as defined below.

         Conversion will be made:

                  1.       without evidence of insurability- and

                  2.       upon written request and surrender of this Rider.

         NEW POLICY. The Policy Date of the new policy will be the date of conversion and will be on the form then in use by the Company. The premium for the new policy will be based on the age of the Insured at his or her birthday nearest the date of conversion and on the premium rates used by the Company on that date.

         PREMIUM CLASS. The Premium Class for the new policy will be the same class as this Rider.

                              (Continued on reverse side)

         EXTRA PREMIUM CLASS. If the class of this Rider is With Extra Rating, the extra rating for the new policy will be that in use by the Company on the issue date of the new policy.

         Such rating will correspond to the rating for the Policy to which this Rider is attached but will be adjusted for:

         1.       the plan of insurance under the new policy; and

         2.       the age of the Insured.

         CONVERSION OF DISABILITY WAIVER RIDER. At the Owner's request, the new policy may contain the Disability Waiver Benefit Or Disability Waiver of Premium rider if:

         1. the Policy to which this Rider is attached contains a disability waiver rider for the Insured above; and

         2.       conversion is made before the Insured's Attained Age 55.

         If the new policy is a flexible premium variable life insurance policy, only the Disability Waiver Benefit rider is available.

         The rider will be on the form in use by the Company on the issue date of the new policy. The cost of the rider will be based on:

         1. the age of the Insured at his or her birthday nearest the Policy Date of the new policy-, and

         2.       the rates then in use by the Company.

CHANGE IN INSURANCE AMOUNT. After the first Policy Year, the amount of this Rider may be increased or decreased upon request of the Owner and approval of the Company, while this Rider is in force. Any change will be effective as of the next Policy Processing Day following the date we approve your written request, provided we have received any premium required for the change.

         You may request a change by completing an application for change. A copy of such application will be attached to new Policy Schedule pages which will be issued when the change is approved. The application for change and new Policy Schedule pages will become part of the Policy to which this Rider is attached. We may require you to return the Policy to make the change.

         INSURANCE AMOUNT INCREASE. You may request an Insurance Amount increase subject to the following:

         1. you must provide evidence satisfactory to the Company of the Insured's insurability in the same or better Rider Class in which this Rider was issued;

         2.       the Insured's Attained Age must be 75 years or less;

         3. you may not have increased the Insurance Amount of this Rider in the prior 12-month period;

         4.       the amount of the increase must be at least $25,000.

         5. we reserve the right to charge a reasonable fee for this transaction.

         INSURANCE AMOUNT DECREASE. You may request an Insurance Amount decrease subject to the following:

         1. the Insurance Amount after the decrease is not less than the minimum amount for which we would then issue this Rider under our rules; and

         2.       the amount of the decrease must be at least $25,000.

TERMINATION. This Rider will terminate:

         1.       upon 'written request;

         2. on its Expiry Date or the prior surrender or other termination of the Policy to which it is attached; or

         3. upon exercise of the Policy Split Option Rider, if included with the Policy to which this Rider is attached.

Attached by PROVIDENT MUTUAL LIFE INSURANCE COMPANY on the issue date of this Rider.


                                          /s/ Robert W. Kloss
                                          -------------------------------------
                                          President and Chief Operating Officer

                     PROVIDENT MUTUAL LIFE INSURANCE COMPANY

                                      RIDER

                     4 YEAR SURVIVORSHIP TERM LIFE INSURANCE

 POLICY NUMBER 9,000,000                           RIDER ISSUE DATE   01-01-1996



         This Rider is attached to and made part of this Policy.

         The Company will pay the Beneficiary the Rider Death Benefit upon receipt of due proof of both Insureds' death on or before the Expiry Date of this Rider, subject to the terms and conditions set forth below. Unless otherwise provided, the Owner and Beneficiary of this Rider are the same as the Owner and Beneficiary of the Policy to which this Rider is attached.

RIDER DEATH BENEFIT. The death benefit of this Rider is an amount equal to 1.25 multiplied by the Face Amount of the Policy, as shown in the Policy Schedule.

EXPIRY DATE. The Expiry Date of this Rider is the end of the fourth Policy Year.

COST. The cost of insurance for this Rider is included in the monthly deductions for the Policy to which this Rider is attached. It is determined by multiplying the monthly cost of insurance rate divided by 1,000 by the Rider Death Benefit. The monthly deduction for this Rider will cease upon the termination of this Rider.

         The monthly cost of insurance rate is based on each Insured's Sex, Issue Age and Premium Class and the Rider's duration. Monthly cost of insurance rates will be determined by us, based on our expectations as to future mortality costs and expenses. Any change in cost of insurance rates will be in accordance with the Changes In Policy Cost Factors Provision of the Policy. The cost of insurance rates will never be greater than the Guaranteed Monthly Rider Cost Per $1,000 of Insurance Amount shown in the Policy Schedule.

CHANGE IN RIDER DEATH BENEFIT. After the first Policy Year, the amount of this Rider may decrease if the Face Amount of the Policy is decreased. The death benefit of the Rider will always equal 1.25 multiplied by the Face Amount shown in the Policy Schedule.

TERMINATION.- This rider will terminate:

         1.       upon written request,

         2. on its Expiry Date or the prior surrender or other termination of the Policy to which it is attached; or

         3. upon exercise of the Policy Split Option Rider, if included with the Policy to which this Rider is attached.


Attached by PROVIDENT MUTUAL LIFE INSURANCE COMPANY on the issue date of this Rider.


                                        /s/ Robert W. Kloss
                                        ---------------------------------------
                                        President and Chief Operating Officer

                    A GUIDE TO THE PROVISIONS OF THIS POLICY


                                                                               Page
                                                                               ----
Calculation of Values .................................................       14-15
Death Benefit Provisions ..............................................       10-11
Definitions ...........................................................           7
Description of Separate Accounts ......................................           6
Dividend Provisions ...................................................          17
Endorsements ..........................................................          21
General Provisions ....................................................         7-8
Payment Options .......................................................          18
Policy Account Value: Allocations and Transfers .......................       13-14
Policy Description ....................................................           2
Policy Loan Provisions ................................................          17
Policy Owner and Beneficiary Provisions ...............................        9-10
Policy Specifications .................................................         3-5
Premium Expense Charge ................................................          12
Premium Payment Provisions ............................................       11-12
Separate Accounts .....................................................       12-13
Surrenders and Withdrawals ............................................          16

    Flexible Premium Adjustable Survivorship Variable Life Insurance Policy.
       Insurance Proceeds payable upon death of the last surviving Insured before Final Policy Date. Policy Account Value payable on Final
        Policy Data Values provided by this Policy are based on declared interest rates of the Guaranteed and Loan Accounts and on the investment experience of the Separate Accounts Participating.


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            PROVIDENT MUTUAL LIFE INSURANCE COMPANY OF PHILADELPHIA
              1600 Market Street Philadelphia, Pennsylvania 19103